UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Revance Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
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LETTER FROM CHAIRMAN OF THE BOARD
Dear Fellow Stockholders:
On behalf of the Board of Directors (the “Board”), I want to thank you for your support of Revance Therapeutics, Inc. (the "Company" or "Revance") and for the confidence you place in this Board to oversee your interests in our Company.
2021 was a year that tested our resolve and proved our strength and resilience as an organization. We entered the year prepared to scale our commercial growth against the backdrop of a prolonged pandemic environment spurred by new COVID-19 variants and the deferred action of the Prescription Drug User Fee Act ("PDUFA") date for our next-generation neuromodulator product, DaxibotulinumtoxinA for Injection for the treatment of glabellar lines. We faced another hurdle later in the year when we received a complete response letter (the “CRL”) from the U.S. Food and Drug Administration (the “FDA”) regarding our biologics license application (“BLA”) for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines due to deficiencies related to the FDA’s onsite inspection of our manufacturing facility. Despite these challenges, we delivered a very successful year of commercial results with our RHA® Collection in addition to meaningful regulatory progress on our BLA for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines. On top of these results, we also advanced our therapeutics opportunity by completing the Phase 3 clinical program for DaxibotulinumtoxinA for Injection for the treatment of cervical dystonia – marking our second completed Phase 3 program for our lead drug product, and the Phase 2 clinical program for adult upper limb spasticity.
Since our Type A meeting with the FDA in December of last year regarding the CRL, our technical operations, clinical and regulatory teams worked tirelessly to prepare the resubmission of our BLA for DaxibotulinumtoxinA for Injection for glabellar lines. As a result of their efforts, we were very pleased to be able to resubmit our BLA within three months of our Type A meeting with the FDA. We will continue to engage with the FDA to advance our regulatory path and remain as committed as ever to bring DaxibotulinumtoxinA for Injection to the market, which would provide patients and physicians the benefit of our long-lasting neuromodulator across aesthetic and therapeutic indications.
I’m also proud of the progress we have made in our long-term commitment to being a sustainable and responsible business. Over the past year, we have taken steps to strengthen our corporate governance, align executive compensation with Company performance and enhance our people and diversity and inclusion initiatives, all to better align with the interests of all of our stakeholders. Our people goals in particular, which are essential to building a strong culture and attracting and retaining talent, continue to remain a key component of our annual corporate goals.
Looking ahead, we believe our strategic priorities for 2022 position us for value creation in the years ahead. In addition to our focus on gaining FDA approval for our neuromodulator as soon as possible, we aim to increase our market share in the U.S. dermal filler market with the RHA® Collection, expand and deepen our customer relationships through the OPUL™ Relational Commerce Platform, maintain prudent capital allocation and continue to advance our people initiatives. We view all of these priorities as catalysts for growth and are very focused on delivering on our objectives for the year.
Executive Compensation
Our executive compensation philosophy is to attract, retain and motivate top talent in a competitive industry and to deliver appropriate short- and long-term incentive payouts when outstanding performance results are achieved.
Following feedback from our comprehensive 2021 and 2022 stockholder outreach, our efforts to align our executive compensation to stockholders’ interests are reflected in the following key actions taken by the Company:
•Increased Use of Performance Based Equity for NEOs. We have strengthened performance-based equity compensation in 2021 and 2022. In 2021, 60% of our CEO's target equity grants were performance vesting stock awards ("PSAs"), and 33% of our other named executive officer target equity grants were PSAs. In 2022, 80%, 75% and 67% of target equity grants for our CEO, President and other named executive officers, respectively, are PSAs.
•Cancelled 2020 Bonus Tied to DaxibotulinumtoxinA for Injection. Following the receipt of the CRL, the Compensation Committee cancelled the remaining portion of the 2020 annual incentive bonus that was tied to the approval of DaxibotulinumtoxinA for Injection. The Compensation Committee previously extended the performance period for that portion of the bonus as a result of delays associated with the COVID-19 pandemic.

•Implemented a Clawback Policy. In January 2021, our executive compensation clawback policy became effective, which provides the Board with the authority to recover performance-based cash and equity incentive compensation of current and former executive officers if they engaged in fraud or willful misconduct that was a significant contributing factor to the company having to restate its financial statements.
The Board and Compensation Committee will continue to employ a thoughtful approach to human capital management and is committed to continuing to improve the Company’s executive compensation program based on Company needs, market data, and stockholder feedback.
Environmental, Social, Governance (“ESG”)
Following our formal commitment to operating sustainably and responsibly in 2020 and the issuance of our inaugural ESG report in early 2021, we are very pleased to continue to advance our ESG journey. This includes refining our ESG strategy to better align with our corporate mission, and taking additional steps to further our progress on our corporate governance, people and culture and environmental impact. Critical to all of these initiatives is the continuation of our annual stockholder outreach program which allows us to receive valuable feedback from our stakeholders on our business. We strongly believe that the long-term success of Revance and our impact on the patients and communities in which we serve will be largely shaped by the efforts we make today as an organization.
In closing, it is an honor to serve as your Chairman and, on behalf of the Board, I thank you for your continued support and investment in Revance. We look forward to your participation at our virtual annual meeting on May 4, 2022.

Very truly yours,

Angus C. Russell
Chairman of the Board of Directors
March 24, 2022

REVANCE THERAPEUTICS, INC.

1222 Demonbreun Street, Suite 2000
Nashville, Tennessee 37203

Notice of Annual Meeting of Stockholders

To Be Held On Wednesday, May 4, 2022
Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of REVANCE THERAPEUTICS, INC. (the "Company"), a Delaware corporation. The meeting will be held virtually on Wednesday, May 4, 2022 at 10:00 a.m. Central Time via live audio-only webcast at www.virtualshareholdermeeting.com/RVNC2022. The meeting will be held online only and you will not be able to attend in person. You will be able to vote your shares electronically by Internet and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Online check-in will begin at 9:45 a.m. Central Time and should allow ample time for the check-in procedures.
The Annual Meeting of Stockholders is being convened for the following purposes:
(1)To elect the Board of Directors' three nominees for director to hold office until the 2025 Annual Meeting of Stockholders.
(2)To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year 2022.
(3)To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement accompanying this Notice.
(4)To conduct any other business properly brought before the meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting of Stockholders is March 11, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be Held on May 4, 2022 virtually via live audio-only webcast at
www.virtualshareholdermeeting.com/RVNC2022.
The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

By Order of the Board of Directors

Mark J. Foley
Chief Executive Officer
Nashville, Tennessee
March 24, 2022

You are cordially invited to attend the meeting virtually. Whether or not you expect to attend the meeting virtually via live audio-only webcast, please complete, date, sign and return the proxy card sent to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote electronically during the meeting. Please note, however, that if your shares are held of record by a broker, or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

REVANCE THERAPEUTICS, INC.
PROXY SUMMARY
This is a summary only, and does not contain all of the information that you should consider in connection with this Proxy Statement. Please read the entire Proxy Statement carefully before voting.
Annual Meeting of the Stockholders
•Date and Time: Wednesday, May 4, 2022 at 10:00 a.m. Central Time. Online check-in will begin at 9:45 a.m. Central Time and you should allow ample time for the check-in procedures.
•Location: The meeting will be held virtually via live audio-only webcast at www.virtualshareholdermeeting.com/RVNC2022.
•Admission: To attend the meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
•Record Date: March 11, 2022.
•Proxy Mailing Date: March 24, 2022.
•Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.
Voting Matters
Stockholders are being asked to vote on the following matters:

Items of Business	Page	Our Board’s Recommendation
1. Election of Directors	6	FOR all nominees
2. Ratification of the selection of PricewaterhouseCoopers LLP ("PwC") as Independent Registered Public Accounting Firm for Fiscal Year 2022	28	FOR
3. Approval of, on an advisory basis, the compensation of our named executive officers	30	FOR
Stockholders will also transact any other business that may properly come before the meeting.
How to Vote
You are entitled to vote at our 2022 Annual Meeting of Stockholders (the "Annual Meeting") if you were a stockholder of record at the close of business on March 11, 2022, the record date for the meeting. On the record date, there were 71,431,155 shares of our common stock outstanding and entitled to vote at the annual meeting. For more details on voting and the annual meeting logistics, refer to the “Questions and Answers” section of this Proxy Statement.
All references to “Revance,” “we,” “us,” “our” and “Company” in these proxy materials refer to Revance Therapeutics, Inc.

Company Performance Highlights
Aesthetics
•Prioritized remediation of manufacturing deficiencies identified in the Complete Response Letter ("CRL") with respect to the biologics license application for DaxibotulinumtoxinA for Injection ("DAXI") for the treatment of glabellar lines (the "BLA") that we received from the U.S. Food and Drug Administration (the "FDA"). Held Type A meeting with the FDA to gain clarity and alignment on the requirements for approval of the BLA (the "Approval"). Resubmitted the BLA to the FDA on March 7, 2022.
•Achieved RHA® Collection of dermal fillers revenue of $70.8 million for the year ended December 31, 2021.
•Launched the OPULTM Relational Commerce Platform ("OPULTM"), which provides smart payment solutions, 360-degree practice reporting and insights, and enhanced customer support to foster increased consumer loyalty and retention, specifically designed for aesthetic practices in the U.S.
•Increased aesthetic accounts to over 3,000 across our Product Segment and Services Segment.
•Processed $506 million of gross processing volume ("GPV") through the HintMD fintech platform and OPULTM (together, the "Fintech Platform"). GPV measures the total dollar amount of all transactions processed in the period through the Fintech Platform, net of refunds.
Therapeutics
•Delivered positive results from the ASPEN-OLS Phase 3 safety study of DAXI for the treatment of cervical dystonia.
•Completed JUNIPER Phase 2 study of DAXI for the treatment of upper limb spasticity ("ULS"), which informed our dosing strategy and design for our Phase 3 program. In October of 2021, concluded our end-of-Phase 2 meeting with the FDA.
Corporate
•Focused capital allocation on supporting the Company’s strategic priorities by initiating measures to defer or reduce costs in the near term in order to preserve capital and increase financial flexibility as a result of the delay in the potential approval of DAXI for the treatment of glabellar lines.
•Promoted Dustin Sjuts, the Chief Commercial Officer, Aesthetics and Therapeutics, to President of the Company in November 2021.
•Raised net proceeds of $21.6 million from our at-the-market ("ATM") offering program.
•Recognized by Fortune as one of the Top 10 Best Workplaces in Biopharma in 2021; completed company-wide employee engagement survey, which resulted in an 84% sustainable engagement score; continued to develop and expand remote/hybrid work policies to enable our employees to successfully work, while being supported throughout the COVID-19 pandemic.
Executive Compensation Highlights
•Increased our emphasis on equity awards that vest based on performance goals. In 2021, we structured 60% our CEO’s annual equity awards to consist of performance-vesting stock awards and 33% of our other Named Executive Officers ("NEOs") annual equity awards to consist of performance-vesting stock awards (based on target grant date value). In 2022, we increased these percentages to 80% for our CEO and 67%-75% for our other continuing NEOs.
•Refined our performance goals for performance-vesting equity awards. Our 2021 performance-vesting stock awards vest upon achievement of a rigorous financial metric that must occur by a three-year deadline measured from a key business milestone. Our 2022 performance-vesting stock awards vest based on a combination of a meaningful stock price goal and a key regulatory goal.

•Delivered 81% of our NEO’s 2021 total direct compensation, on average, to be ‘at-risk’ dependent on Company performance in the form of annual performance bonus earned and equity incentive awards granted, as reported in the Summary Compensation Table. Our stock price declined in 2021 and accordingly, all of the stock options granted to our NEOs in 2021 and reflected in the Summary Compensation Table were underwater as of December 31, 2021 and as of our record date of March 11, 2022.
•Revised our executive bonus program to include diversity and inclusion ("D&I") goals. For 2021, the corporate goals on which our executive bonuses are based include a specific weighted category for the achievement of key D&I initiatives; we continued this practice in 2022.
•Structured our executive bonus opportunities to be based on key corporate objectives and we paid bonuses based solely on performance achievements. We paid 2021 bonuses below target based on 85.9% corporate goal achievement, and, for NEOs other than our CEO, individual performance.
•Did not modify goals, extend performance periods or provide for discretionary payments when designated thresholds for performance-vesting compensation were not achieved. During 2021, our NEOs forfeited an aggregate of $468,385 of bonus awards and a portion of performance-vesting equity (for which we reported an aggregate grant date and incremental value of $6.14M in 2019 and 2020) each of which was part of our 2020 compensation program that the Compensation Committee had made available to be earned in 2021 as a result of the impacts of the COVID-19 pandemic on our business. The Compensation Committee determined the milestones required to earn this compensation were not sufficiently met and cancelled such awards.
Governance and Environmental, Social, Governance ("ESG") Highlights
•Independent, non-executive Chairman led Board of Directors of the Company (the "Board");
•Actively recruited and added four new directors to our Board since 2019;
•Adopted a 12-year director tenure policy in 2020, which is included in our Corporate Governance Guidelines;
•Adopted a director overboarding policy in 2021, which is included in our Corporate Governance Guidelines;
•Continued evolution of our Board such that it is comprised of diverse and highly skilled directors that provide a range of viewpoints;
•Increased Board diversity, with four of the eight continuing directors identifying as diverse;
•Expanded our Board's risk oversight by adding ESG as a Nominating and Corporate Governance Committee responsibility in 2020 and increasing oversight by adding matters related to payment data security standards set forth by the Payment Card Industry Security Standards Council ("PCIDSS") as an Audit Committee responsibility in 2021;
•Conducted robust annual risk assessment of executive compensation program, policies and practices;
•Engaged in robust stockholder engagement program in connection with executive compensation and ESG initiatives;
•Adopted a political contributions policy in 2021, which is included in the Code of Business Conduct and Ethics;
•Published inaugural ESG report in 2021, detailing commitments and efforts in building strong governance and sustainability;
•Completed our first pay equity assessment in 2021 with a third party consultant across all levels, analyzing the base salaries of our entire workforce of 500-plus employees;
•Formed ESG steering committee to enhance ESG governance structure;
•Committed to Board independence with seven independent directors of the eight continuing directors, with a 100% independent Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Brand Strategy Committee and Science and Technology Committee;

•Held regular executive sessions at Board and committee meetings led by the Chairman and independent committee chairs;
•Adopted a policy of conducting annual Board and committee performance evaluations in 2021, which is included in our Corporate Governance Guidelines and committee charters; and
•Continued to ensure Board and committee oversight of the Company's annual business plan, corporate strategy, clinical development strategy and risk management practices.

Information About Our Directors
The Board currently consists of nine directors. Aubrey Rankin is transitioning from the Board effective immediately prior to the Annual Meeting. As of the date of the Annual Meeting, the Board size will be eight directors. The Board has re-nominated Mark J. Foley, Christian W. Nolet and Philip J. Vickers to serve until the 2025 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until such director’s earlier resignation, retirement or death. The following table and graphics provide summary information about the qualifications, attributes, skills, diversity and experience of our continuing directors, including our 2022 director nominees.

2022 Director Nominees

Name	Age	Director Since	Independent	Committee Memberships	Primary Occupations	Other Public Company Boards

Mark J. Foley	56	2017	No	——	•Chief Executive Officer ("CEO") of Revance Therapeutics, Inc.	•Glaukos Corporation
Christian W. Nolet	65	2019	Yes	•Audit Committee •Nominating and Corporate Governance Committee	•Former Partner, Ernst & Young LLP	•PolarityTE, Inc. •Jasper Therapeutics, Inc.
Philip J. Vickers	62	2015	Yes	•Audit Committee •Science and Technology Committee	•President and Chief Executive Officer of Faze Medicines	•AVROBIO, Inc.

Continuing Directors

Name	Age	Director Since	Independent	Committee Memberships	Primary Occupations	Other Public Company Boards

Jill Beraud	61	2019	Yes	•Brand Strategy Committee •Compensation Committee	•Former Chief Executive Officer of Sh'nnong Beverage Company	•Levi Strauss & Co.
Carey O'Connor Kolaja	49	2021	Yes	•Brand Strategy Committee •Compensation Committee	•Chief Executive Officer of AU10TIX	——
Angus C. Russell	66	2014	Yes	•Compensation Committee •Nominating and Corporate Governance Committee	•Former Chief Executive Officer of Shire plc	•Mallinckrodt plc. •Lineage Cell Therapeutics, Inc. •TherapeuticsMD Inc.
Julian S. Gangolli	64	2016	Yes	•Audit Committee •Brand Strategy Committee	•Former President, North America of GW Pharmaceuticals Inc.	•Krystal Biotech, Inc. •Outlook Therapeutics, Inc.
Olivia C. Ware	65	2021	Yes	•Nominating and Corporate Governance Committee •Science and Technology Committee	•Former Senior Vice President, BTK Franchise Head of Principia Biopharma Inc.	•Ambrx Biopharma Inc.

Director Backgrounds, Experience and Diversity

Diversity	Age

•Identifies as Gender or Ethnically Diverse - 4 Directors	•40s - 1 Director •50s - 1 Director •60s - 6 Directors

Tenure	Independence

•Under 2 years - 2 Directors •2-5 years - 2 Directors •5+ years - 4 Directors	•Independent - 7 Directors •Not Independent - 1 Director

Board Diversity Matrix (as of March 11, 2022)*

Total number of Directors	8
Gender Identity	Male	Female	Non-Binary	Not Disclosed
Number of Directors based on Gender Identity	4	3	–	1
Number of Directors who identify in any categories below:
African American or Black	–	1	–	–
Alaskan Native or American Indian	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	2	–	–
Two or More Races or Ethnicities	1	–	–	–
Race/Ethnicity Not Disclosed	–	–	–	1
LGBTQ+	–	–	–	2
*This matrix only includes continuing directors, including the 2022 director nominees. Because Mr. Rankin is transitioning from the Board effective immediately prior to the Annual Meeting, he is not included in the matrix.

We believe our directors have an appropriate balance of knowledge, experience, attributes, skills, diversity and expertise as a group to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of stockholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (A) the highest personal integrity and ethics, (B) relevant expertise upon which to be able to offer advice and guidance to management, (C) demonstrated excellence in his or her field, (D) sound business judgment, and (E) sufficient time to devote to the affairs of the Company and (F) commitment to rigorously represent the long-term interests of our stockholders. The following charts show the key skills and experience that we consider important in light of our current business structure and that our directors bring to our boardroom:

Director Skills Matrix

Senior Leadership Experience – serving or has served in a senior leadership role at another organization and experience with human capital management
Financial and Accounting – knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes
Biotechnology/Life Science – experience in or with the biotechnology, life sciences and/or pharmaceutical industries, including experience in the clinical development of pharmaceutical products
Commercialization – experience executing corporate commercial and/or marketing strategies and initiatives
Strategic Experience – oversight of management’s development and implementation of strategic priorities
Aesthetics Experience – experience within the medical aesthetics or beauty industry
Financial Technology Innovation – experience managing technological change and driving technological innovation relevant to the financial technology and payment processing industries
Risk Oversight and Risk Management – experience with and oversight over security and risk management
Manufacturing and Supply Chain – experience overseeing manufacturing operations or experience in supply chain management with respect to pharmaceutical products
Governance/Public Company Board Experience – experience serving on the boards of other public companies and knowledge regarding public company governance and compensation, policies and practices

A. Russell	●	●	●	●	●			●	●	●
J. Gangolli	●	●	●	●	●	●		●	●	●
O. Ware	●		●	●	●			●	●	●
M. Foley	●	●	●	●	●	●	●	●	●	●
C. Nolet	●	●	●		●			●		●
P. Vickers	●	●	●	●	●			●	●	●
J. Beraud	●	●		●	●	●				●
C. Kolaja	●	●		●	●		●	●

QUESTIONS AND ANSWERS
ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
We sent you the proxy notice because our Board is soliciting your proxy to vote at our Annual Meeting, including at any adjournments or postponements of the meeting. We have elected to provide access to the full proxy materials over the Internet and have provided our stockholders with instructions on how to access the proxy materials in the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received.
Rules adopted by the Securities and Exchange Commission (the “SEC”) allow us to provide access to our proxy materials over the Internet. All stockholders will have the ability to access the proxy materials on the website at www.proxyvote.com, or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice.
We intend to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting on or about March 24, 2022.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be held entirely online. You will not be able to attend the Annual Meeting in person. The meeting will be held virtually on May 4, 2022 at 10:00 a.m. Central Time via live audio-only webcast at www.virtualshareholdermeeting.com/RVNC2022. To attend the meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Online check-in will begin at 9:45 a.m. Central Time and you should allow ample time for the check-in procedures.
The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to vote by Internet before and during the Annual Meeting is discussed below.
How do I ask questions at the virtual Annual Meeting?
During the Annual Meeting, you may submit questions in the question box provided at www.virtualshareholdermeeting.com/RVNC2022. We will respond to as many inquiries at the Annual Meeting as time allows.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting audio-only webcast during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
What if I cannot virtually attend the Annual Meeting?
You may vote your shares electronically before the meeting by Internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting audio-only webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 11, 2022 will be entitled to vote at the Annual Meeting. On the record date, there were 71,431,155 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on March 11, 2022 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote by Internet before or during the Annual meeting, by telephone or by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by Internet or by telephone before the meeting to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 11, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may vote your shares by Internet during the meeting with the 16-digit control number included in the Notice, proxy card or in the other materials provided by your bank, brokerage firm or other nominee.
What am I voting on?
There are three matters scheduled for a vote:
•Election of directors;
•Ratification of the selection of PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm for the fiscal year 2022; and
•Approval of, on an advisory basis, the compensation of our named executive officers.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons designated in the accompanying proxy intend to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” or “Withhold” for each of the nominees to the Board.
For the proposal to ratify the selection of PwC, to approve, on an advisory basis, the compensation of our named executive officers and to approve the amendment to our Charter, you may vote “For,” “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by Internet before or during the Annual Meeting, by telephone before the Annual Meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
•To vote using the proxy card, simply complete, sign, date and return the proxy card pursuant to the instructions on the card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct us to.
•To vote over the telephone before the Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 3, 2022 to be counted.

•To vote through the Internet before the Annual Meeting, go to www.proxyvote.com and follow the on-screen instructions. You will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Your Internet vote must be received by 11:59 p.m., Eastern Time on May 3, 2022 to be counted.
•To vote through the Internet during the meeting, please visit www.virtualshareholdermeeting.com/RVNC2022 and have available the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker or other agent, you should have received a notice containing voting instructions from that organization rather than from Revance. Simply follow the voting instructions in the notice to ensure that your vote is counted. You may vote your shares by Internet during the meeting with the 16-digit control number included in the Notice, proxy card or in the other materials provided by your bank, brokerage firm or other nominee.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 11, 2022.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone before the Annual Meeting, or through the Internet before or during the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Other Agent
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange ("NYSE"), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under the rules and interpretations of NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Therefore, without your instructions, your broker or other agent may not vote your shares on Proposal 1 (election of directors) or Proposal 3 (advisory vote on executive compensation), which are considered "non-routine" matters, but may vote your shares on Proposal 2 (ratification of auditors), which is considered a "routine" matter.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the ratification of the selection of PwC as the independent registered public accounting firm for the fiscal year 2022, and “For” the compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet. You will need the 16- digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203.
•You may virtually attend the Annual Meeting and vote by Internet by visiting www.virtualshareholdermeeting.com/RVNC2022. To attend the meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Agent
If your shares are held by your broker or agent, you should follow the instructions provided by your broker or agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 24, 2022, to Secretary, Revance Therapeutics, Inc., 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so no earlier than the close of business on January 4, 2023, and no later than the close of business on February 3, 2023. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count:
•votes “For,” “Withhold” and broker non-votes for the proposal to elect directors (Proposal 1); and
•votes “For,” and “Against,” abstentions and, if applicable, broker non-votes for the ratification of the auditors (Proposal 2) and for the advisory vote on executive compensation (Proposal 3).
For Proposal 1 (election of directors), withhold votes and broker non-votes have no effect and will not be counted towards the number of shares voted “For.” For Proposal 2 (ratification of auditors), abstentions (and broker non-votes, if any) will be counted towards the vote total and will have the same effect as “Against” votes. For Proposal 3 (advisory vote on executive compensation), abstentions will be counted towards the vote total and will have the same effect as “Against” votes, while broker non-votes will have no effect.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
Assuming that a quorum is present at the annual meeting, the following votes will be required for approval:

Proposal	Vote Required for Approval
Proposal 1	Directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, or represented by proxy at the meeting and entitled to vote generally on the election of directors.
Proposal 2	Affirmative vote of the majority of shares present in person, by remote communication or represented by proxy at the meeting and entitled to vote generally on the subject matter.
Proposal 3	Affirmative vote of the majority of shares present in person, by remote communication or represented by proxy at the meeting and entitled to vote generally on the subject matter.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person, by remote communication or represented by proxy. On the record date of March 11, 2022, there were 71,431,155 shares outstanding and entitled to vote. Thus, the holders of 35,715,578 shares must be present in person, by remote communication or represented by proxy at the meeting to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or other agent), vote over the telephone before the Annual Meeting, vote through the Internet before the Annual Meeting, or if you virtually attend the Annual Meeting and vote by Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RVNC2022. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person, by remote communication or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board currently consists of nine directors. Mr. Rankin is transitioning from the Board effective immediately prior to the Annual Meeting. As of the date of the Annual Meeting, the Board size will be eight directors. There are three directors in the class whose term of office expires in 2022, Mr. Foley, Mr. Nolet and Dr. Vickers, and each of these directors is standing for re-election at the Annual Meeting. Each of Mr. Foley, Mr. Nolet and Dr. Vickers is currently a director of the Company and was nominated by the Nominating and Corporate Governance Committee. Each of Mr. Foley, Mr. Nolet and Dr. Vickers has previously been elected by the stockholders. If elected at the Annual Meeting, each of these nominees agreed to serve until the 2025 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until their death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Eight of the nine directors who were members of our Board at the time of the 2021 Annual Meeting of Stockholders attended the 2021 Annual Meeting of Stockholders. See the "Proxy Summary—Information About Our Directors—Director Backgrounds" for information on director background and diversity.
Required Vote and Board Recommendation
Directors are elected by a plurality of the votes of the shares present in person, by remote communication, or represented by proxy at the meeting and entitled to vote generally on the election of directors. The three director nominees receiving the highest number of “For” votes will be elected. In tabulating the voting results for the election of directors, withhold votes and broker non-votes have no effect and will not be counted towards the number of shares voted “For”.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS
The following is a brief biography of each director nominee and each of our other continuing directors, including their respective ages as of the date of this Proxy Statement. Each biography includes information regarding the experience, qualifications, attributes or skills that caused our Board to determine that each applicable nominee or other current director should serve as a member of our Board. The categories of key skills are:

Senior Leadership Experience	Financial and Accounting	Biotechnology/Life Science	Commercialization	Strategic Experience

Aesthetic Experience	Financial Technology Innovation	Risk Oversight and Risk Management	Manufacturing and Supply Chain	Governance/Public Company Board Experience

2022 Director Nominees and Continuing Directors

Name	Age	Title	Class and Year Term Ending
Mark J. Foley	56	CEO and Director	Class II (Term Ending 2025 if elected at the Annual Meeting)
Christian W. Nolet	65	Director	Class II (Term Ending 2025 if elected at the Annual Meeting)
Philip J. Vickers	62	Director	Class II (Term Ending 2025 if elected at the Annual Meeting)
Jill Beraud	61	Director	Class III (Term Ending 2023)
Carey O'Connor Kolaja	49	Director	Class III (Term Ending 2023)
Angus C. Russell	66	Chairman of the Board	Class I (Term Ending 2024)
Julian S. Gangolli	64	Director	Class I (Term Ending 2024)
Olivia C. Ware	65	Director	Class I (Term Ending 2024)

Mark J. Foley has served as a director of our Company since September 2017, and as our Chief Executive Officer since October 2019 and served as our President from October 2019 until November 2021. Mr. Foley has more than 25 years of operational and investment experience in the healthcare arena. Previously, Mr. Foley was Chairman, President and CEO of ZELTIQ Aesthetics, Inc. ("ZELTIQ"), a manufacturer of medical devices for cryolipolysis procedures, serving from 2012 through the company’s acquisition in 2017 by Allergan plc. Additionally, Mr. Foley served as a Managing Director at RWI Ventures, a technology and life sciences venture capital fund, from 2004 through 2018. Prior to ZELTIQ, Mr. Foley held a variety of senior operating roles in large public companies and venture-backed startups, including U.S. Surgical Corporation, Guidant Corporation, Devices for Vascular Intervention (acquired by Eli Lilly & Co.), Perclose (acquired by Abbott Laboratories) and Ventrica (acquired by Medtronic PLC) where he was the founder and CEO. Mr. Foley has served on the board of directors for Glaukos Corp., an opthalmic medical technology and pharmaceutical company, since 2014 and served on the board of directors for SI-BONE, Inc., a medical device company, from June 2019 to June 2021. Mr. Foley received a Bachelor of Arts degree from the University of Notre Dame.

Director Qualifications: Our Board believes that Mr. Foley’s leadership experience, financial expertise, experience at multiple public pharmaceutical companies and his expertise with the development and commercialization in the aesthetics, medical device, biotechnology and financial technology industries make him qualified to serve on our Board.

Key Skills:

CEO of Revance Director Since: 2017

Christian W. Nolet has served as a director of our Company since July 2019. Mr. Nolet has more than 38 years of experience in various leadership roles in the audit services profession and in the life sciences industry. Mr. Nolet was an audit partner at Ernst & Young LLP (“EY”), a professional services firm, from November 2001 to June 2019. While at EY, he led the West EY Life Sciences Industry Group and served on both the Executive Committee and Finance Committee (Co-Chair) of the California Life Sciences. He was also a member of the Finance & Investment Committee and Emerging Companies Section of BIO (the Biotechnology Innovation Organization). Prior to EY, Mr. Nolet was a partner at PricewaterhouseCoopers LLP from 1991 to 2001. Mr. Nolet holds a B.S. in Accounting from San Diego State University and is a Certified Public Accountant (CPA - Retired) in California. Mr. Nolet currently serves on the board of directors of PolarityTE, Inc., a commercial-stage biotechnology and regenerative biomaterials company, and Jasper Therapeutics, Inc., a biotechnology company. Mr. Nolet served on the board of directors of Viela Bio, Inc. until it was acquired in March of 2021 and Ambrx Biopharma Inc. until November of 2021.

Director Qualifications: Our Board believes that Mr. Nolet’s experience with multiple life sciences companies ranging from growing venture-capital backed startups to Fortune 100 companies, combined with his financial expertise as a former audit partner and California CPA (Retired), makes him qualified to serve on our Board.

Key Skills:

Former Partner, EY Director Since: 2019 Committee Memberships: •Audit Committee (member since July 2019) •Nominating and Corporate Governance Committee (member since May 2021)

Philip J. Vickers, Ph.D. has served as a director of our Company since February 2015. Dr. Vickers has over 25 years of experience in the pharmaceutical industry. Since January 2021, he has been serving as President and Chief Executive Officer and a member of the board of directors of Faze Medicines. From 2017 to 2021, Dr. Vickers was the Chief Executive Officer of Northern Biologics Inc. From 2011 until June 2017, Dr. Vickers served as Global Head of Research and Development and a member of the Executive Committee of Shire plc ("Shire"). Under Dr. Vickers’ leadership, Shire’s pipeline had approximately 40 programs in clinical development in the areas of Genetic Disease, GI disease, Hematology, Immunology, Neuroscience, Ophthalmology and Oncology. Prior to Shire, Dr. Vickers held positions of increasing responsibility in Research and Development at Merck & Co., Inc., Pfizer Inc., Boehringer-Ingelheim and Resolvyx Pharmaceuticals, Inc. Dr. Vickers currently serves on the board of directors of AVROBIO, Inc., a clinical stage lentiviral gene therapy company. Dr. Vickers obtained his Ph.D. in Biochemistry from the University of Toronto, which was followed by postdoctoral research in mechanisms of multidrug resistance in breast cancer at the National Cancer Institute in Bethesda, Maryland.

Director Qualifications: Our Board believes that Dr. Vickers' experience at multiple pharmaceutical companies and his expertise in the research, development and commercialization of pharmaceutical products make him qualified to serve on our Board.

Key Skills:

President and CEO, Faze Medicines Director Since: 2015 Committee Memberships: •Audit Committee (member since May 2021) •Science and Technology Committee (member since July 2015)

Jill Beraud has served as a director of our Company since June 2019. From August 2018 to December 2020, Ms. Beraud served as the Chief Executive Officer of Sh’nnong Beverage Company, a business creating a line of functional beverages. Ms. Beraud previously served as Chief Executive Officer of Seno Jewelry, L.L.C. (d/b/a Ippolita), a privately-held luxury jewelry company with distribution in high-end department stores, flagship and eCommerce, from October 2015 until September 2018. Prior to Ippolita, Ms. Beraud was Executive Vice President for Tiffany & Co., with responsibility for its Global Retail Operations and oversight of strategic store development and real estate from October 2014 until June 2015. Prior to Tiffany & Co., Ms. Beraud served as Chief Executive Officer of Living Proof, Inc., a privately-held company that uses advanced medical and materials technologies to create hair care and skin care products for women, from December 2011 to October 2014. Prior to Living Proof, Inc., Ms. Beraud served as President of Starbucks/Lipton Joint Ventures and Chief Marketing Officer of PepsiCo Americas Beverages from July 2009 to June 2011, and PepsiCo’s Global Chief Marketing Officer from December 2008 to July 2009. Before PepsiCo, Ms. Beraud spent 13 years at L. Brands, Inc. (formerly known as Limited Brands, Inc.) in various roles, including Chief Marketing Officer of Victoria’s Secret and Executive Vice President of Marketing for its broader portfolio of specialty brands, including Bath & Body Works, C.O. Bigelow, Express, Henri Bendel and Limited Stores. Ms. Beraud currently serves on the board of directors of Levi Strauss & Co. Ms. Beraud served on the board of directors of New York & Company, Inc. (now known as RTW Retailwinds, Inc.) from May 2011 to June 2015.

Director Qualifications: Our Board believes that Ms. Beraud's extensive marketing and consumer branding experience, as well as her extensive managerial and operational knowledge make her qualified to serve on our Board.

Key Skills:

Former CEO of Sh'nnong Beverage Company Director Since: 2019 Committee Memberships: •Brand Strategy Committee (member since October 2019) •Compensation Committee (member since May 2021)

Carey O'Connor Kolaja has served as a director of our Company since March 2021. Ms. Kolaja has over 25 years of experience in the financial technology and payments industries. Since October 2020, Ms. Kolaja has served as the Chief Executive Officer of AU10TIX, a global ID verification and authentication platform. She initially joined AU10TIX in May 2019 as President and Chief Operating Officer. From November 2015 to April 2019, Ms. Kolaja served as the Global Chief Product Officer of Citi Fintech at Citigroup Inc. From November 2003 to October 2015, Ms. Kolaja served in various leadership capacities at PayPal Holdings, Inc., including as Vice President, Global Consumer Products. During her time at PayPal, Ms. Kolaja led international teams to design, deploy, and operate global fintech and payments products. Ms. Kolaja holds a B.S. in Business from Indiana University Bloomington and is a graduate of the executive program of Stanford University.

Director Qualifications: Our Board believes that Ms. Kolaja’s leadership experience in the financial technology and payment industries and in product development and business strategy makes her qualified to serve on our Board.

Key Skills:

CEO of AU10TIX Director Since: 2021 Committee Memberships: •Brand Strategy Committee (member since May 2021) •Compensation Committee (member since May 2021)

Angus C. Russell has served as a director and Chairman of the Board of our Company since March 2014. Mr. Russell was Chief Executive Officer of Shire plc (“Shire”), a biopharmaceutical company focused on the development of therapies for the treatment of rare and specialty conditions, from June 2008 until April 2013, and a member of its board of directors from 1999 until 2013. From December 1999 to June 2008, Mr. Russell served as Chief Financial Officer of Shire. Prior to joining Shire, Mr. Russell served at AstraZeneca plc, a pharmaceutical and biologics company, most recently as VP of Corporate Finance. Mr. Russell has served on the board of directors at Mallinckrodt plc, a pharmaceuticals company, since August 2014, Lineage Cell Therapeutics, Inc. (formerly known as BioTime, Inc.), a biotechnology company, since December 2014 and TherapeuticsMD, Inc., a pharmaceutical company, since March 2015.

Director Qualifications: Mr. Russell was nominated for election because of his leadership experience, financial expertise, experience at multiple public pharmaceutical companies and his expertise in the development and commercialization of specialty pharmaceutical products.

Key Skills:

Former CEO of Shire plc Director Since: 2014 Committee Memberships: •Compensation Committee (member since February 2018) •Nominating and Corporate Governance Committee (member since May 2014)

Julian S. Gangolli has served as a director since July 2016. From May 2015 to April 2019, he served as President, North America of GW Pharmaceuticals Inc., and President of Greenwich Biosciences, Inc., the U.S. subsidiary of GW Pharmaceuticals Inc., spearheading the buildout of the company's U.S. commercial infrastructure in advance of the potential launch of its lead therapeutic candidate, Epidiolex® (cannabidiol or CBD), which was in late-stage development for a number of child-onset epilepsy syndromes. Mr. Gangolli also served as a member of the board of directors of GW Pharmaceuticals Inc. from July 2015 to March 2017. Prior to joining GW Pharmaceuticals Inc., Mr. Gangolli served as President of the North American Pharmaceutical division of Allergan Inc. for 11 years. Prior to that, he served as Senior Vice President, U.S. Eye Care at Allergan. Prior to Allergan, Mr. Gangolli served in sales and marketing positions at VIVUS, Inc., Syntex Pharmaceuticals, Inc., and Ortho-Cilag Pharmaceuticals Ltd in the United Kingdom. Mr. Gangolli currently serves as a member of the board of directors of Krystal Biotech, Inc., a clinical-stage gene therapy company, and Outlook Therapeutics, Inc., a late clinical-stage biopharmaceutical company.

Director Qualifications: Mr. Gangolli was nominated for election because of his operating experience in the biopharmaceutical industry, experience at multiple public pharmaceutical companies and his expertise in the development and commercialization of aesthetic and therapeutic pharmaceutical products.

Key Skills:

Former President, North America of GW Pharmaceuticals Inc. Director Since: 2016 Committee Memberships: •Audit Committee (member since July 2016) •Brand Strategy Committee (member since October 2019)

Olivia C. Ware has served as a director of our Company since March 2021. Ms. Ware has more than 20 years of experience in pharmaceutical drug development, commercialization and healthcare management. From November 2019 to March 2021, Ms. Ware served as the Senior Vice President, BTK Franchise Head at Principia Biopharma Inc., which was acquired by Sanofi S.A. in 2020, where she was responsible for developing overall portfolio strategy for the company’s three BTKi molecules. From 2018 to 2019, Ms. Ware served as Senior Vice President, U.S. Market and Franchise Development at Proteus Digital Health, Inc. From 2011 to 2018, Ms. Ware worked in a number of public and private biopharma firms as a private consultant. From 2016 to 2017, Ms. Ware was the Chief Commercial Officer at CytRx, Inc. From 1997 to 2010, Ms. Ware worked at Genentech, Inc. in a variety of roles of increasing responsibility in commercial, team leadership and product development. During her time at Genentech, Ms. Ware played a key role in the launch of several commercial drug products, including Rituxan®, Herceptin®, Avastin® and Lucentis®, and as Head of Oncology Team Leadership was responsible for molecule, disease and platform strategic plans and oncology portfolio management. Ms. Ware has served as a member of the board of Ambrx Biopharma Inc., a clinical-stage biopharmaceutical company, since April 2021. Ms. Ware holds an A.B. in Psychology from Davidson College and an M.B.A. in Finance and Marketing from the University of North Carolina at Chapel Hill.

Director Qualifications: Ms. Ware was nominated for election to our Board because of her extensive leadership experience in pharmaceutical development and commercializing drug products at multiple pharmaceutical companies.

Key Skills:

Former SVP, BTK
Franchise Head at
Principia Biopharma Inc.

Director Since: 2021

Committee Memberships:
•Nominating and Corporate Governance Committee (member since May 2021)
•Science & Technology Committee (member since May 2021)

BOARD MATTERS
Independence of the Board
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company's legal department to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in the pertinent listing standards of Nasdaq, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions and relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors except for Mr. Foley, our CEO, representing seven of our eight continuing directors, are “independent directors” within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Board Leadership Structure
Our Board has an independent chair (the “Board Chair”), Mr. Russell, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and CEO reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. In addition, our Audit Committee has the responsibility to consider the adequacy and effectiveness of our information security policies and practices and the internal controls regarding information security, including those concerning data privacy, cybersecurity, backup of information systems and compliance with the payment data security standards set forth by the PCIDSS. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our ESG strategy and corporate governance policies, including whether they are successful in preventing illegal or improper liability-creating conduct, and stockholder engagement. Our Compensation Committee reviews and approves executive officer compensation and its alignment with the Company's business and strategic plans and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
In 2020, the Board’s oversight of corporate strategy increased following the onset of the COVID-19 pandemic. The Board assessed the impact of the COVID-19 pandemic on all aspects of our business, in particular financial impacts, the effect of the pandemic on the agencies that regulate our business, including the FDA, measures taken to protect the health and safety of the Company’s employees, the continued operations of our clinical development programs and manufacturing function and the Company’s business continuity strategy. The Board applied this knowledge to provide advice and oversight to management as it worked toward the development of a strategy to mitigate the immediate and potential long-term impacts of the pandemic, protect the health of the Company and its employees and continue to execute on our strategic objectives and deliver value to our stockholders. Management provided regular updates to the Board and its committees regarding the progress on this strategy.
Meetings of the Board
The Board met five times during 2021. All directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served during 2021.

Information Regarding Committees of the Board
The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Science and Technology Committee and a Brand Strategy Committee. The following table provides membership information for each of the Board committees as of December 31, 2021:

Name	Audit	Compensation	Nominating and Corporate Governance	Science and Technology	Brand Strategy
Jill Beraud		X*			X*
Julian S. Gangolli	X				X
Chris Nolet	X*		X
Carey O'Connor Kolaja		X			X
Angus C. Russell		X	X*
Philip J. Vickers, Ph.D.	X			X*
Olivia C. Ware			X	X
Meetings	6	8	4	4	6
* Committee Chairperson
Below is a description of each standing committee of the Board.
Audit Committee
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our consolidated financial statements. The principal duties and responsibilities of our Audit Committee include:
•appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;
•approving in advance all audit services and non-audit services to be provided to us by our independent auditor;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly condensed consolidated financial statements;
•conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices;
•reviewing and discussing with management and, as appropriate, the independent auditor, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures and the adequacy and effectiveness of the Company’s information security policies and practices and the internal controls regarding information security, including those concerning data privacy, cybersecurity, backup of information systems and compliance with PCIDSS; and
•reviewing and assessing, annually, the performance of the Audit Committee and the adequacy of its charter.
The Audit Committee is currently composed of three directors: Mr. Nolet, Mr. Gangolli and Dr. Vickers, with Mr. Nolet serving as chair of the committee. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.revance.com.

Our Board has determined that all current members of our Audit Committee satisfy the independence requirements under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Nolet is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Nasdaq listing rules and SEC rules and regulations. We intend to continue to evaluate the requirements applicable to us and comply with future requirements to the extent that they become applicable to our Audit Committee.
Report of the Audit Committee of the Board*
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2021 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022.
The foregoing report has been furnished by the Audit Committee.
Mr. Chris Nolet
Mr. Julian S. Gangolli
Dr. Philip J. Vickers
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:
•establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and other senior management and evaluation of performance in light of these stated objectives;
•review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our CEO and other executive officers;
•administration of our equity compensation plans, deferred compensation plans and other similar plans and programs;
•assisting the Board in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management function, including, but not limited to, those policies and strategies regarding recruiting, retention, career development and progression, diversity and employment practices;
•reviewing and recommending to the Board compensation paid to the non-employee directors for their Board and Board committee service;

•overseeing engagement with stockholders and proxy advisory firms on executive compensation matters; and
•reviewing and assessing, annually, the performance of the Compensation Committee and the adequacy of its charter.
The Compensation Committee is currently composed of three directors: Ms. Beraud, Ms. Kolaja and Mr. Russell, with Ms. Beraud serving as chair of the committee. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.revance.com.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is developed by the chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. In addition, members of management and other employees as well as outside advisors or consultants are regularly invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. See "Compensation Discussion and Analysis" for further information. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of CEO, senior executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any advisor be independent.
The Compensation Committee has retained Aon's Human Capital Solutions practice, a division of Aon plc (“Aon”), as its independent compensation consultant. The Compensation Committee requested that Aon:
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
In addition, as part of its engagement, our Compensation Committee requested that Aon develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Although our Board and Compensation Committee consider the advice and recommendations of Aon as it relates to our executive compensation program, the Board and Compensation Committee ultimately make their own decisions about these matters. See "Compensation Discussion and Analysis" for further information.
Compensation Committee Interlocks and Insider Participation
As noted above, during the year ended December 31, 2021, Ms. Beraud, Ms. Kolaja and Mr. Russell served on the Compensation Committee, with Ms. Beraud serving as its chair. None of Ms. Beraud, Ms. Kolaja and Mr. Russell is currently or has been at any time one of our employees. None of our executive officers served as a member of the compensation committee of another company, or as a director of another company, whose executive officers also served on our Compensation Committee or as one of our directors.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee makes recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board and has oversight responsibility for ESG matters. The Nominating and Corporate Governance Committee has the following responsibilities, among other things, as set forth in the Nominating and Corporate Governance Committee’s charter:
•identifying, evaluating, nominating and recommending individuals for membership on our Board;
•reviewing and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;
•reviewing and recommending to our Board any amendments to our corporate governance policies;
•overseeing and recommending to the Board the Company’s corporate social responsibility and sustainability (ESG) initiatives, policies and procedures;
•reviewing and recommending to the Board the selection of the chair and membership of each Board committee;
•overseeing and reviewing our processes and procedures to provide information to our Board and its committees;
•reviewing annually with the CEO and other key members of management plans for succession to the offices of our executive officers and recommending to the Board the selection of individuals to succeed to these positions; and
•reviewing and assessing, annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.
The Nominating and Corporate Governance Committee is currently composed of three directors: Mr. Russell, Mr. Nolet and Ms. Ware, with Mr. Russell serving as the chair of the committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.revance.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Board believes that diversity of viewpoints, background, experience and other characteristics, such as race, gender, ethnicity, sexual orientation, culture and nationality, are an important part of its makeup, and it actively seeks these characteristics in identifying director candidates. Please see "Proxy Summary—Information About Directors—Director Backgrounds, Experience and Diversity" for a description of key skills, experience, and attributes that we consider important in light of our current business and structure and that our directors bring to our boardroom. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also will also consider the results of the Board’s self-evaluation, conducted annually on a group and individual basis.
In the case of new director candidates, the Nominating and Corporate Governance Committee uses its network of contacts and of the Board and management to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Revance Therapeutics, Inc., 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203, not later than November 24, 2022, to be considered for inclusion in next year’s proxy materials, and not later than February 3, 2023, nor earlier than January 4, 2023, to be considered timely for purposes of the advance notice provisions set forth in the Company’s bylaws. Submissions must include the name, age, business address and residence address of such nominee, the principal occupation or employment of such nominee, the class and number of shares of each class of our capital stock which are owned of record and beneficially by such nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition, a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board, and such other information requirements set forth in the Company's bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Science and Technology Committee
The principal duties and responsibilities of our Science and Technology Committee include:
•reviewing and advising the Board on the overall strategy, direction and effectiveness of our research and development programs and related investments, and our progress on achieving our long-term strategic research and development goals and objectives;
•identifying and providing the Board with the committee’s views on emerging science and technology issues and trends which are relevant to us and in alignment with our strategy and on areas that are important to the success of our research and development activities;
•reviewing and making recommendations to the Board and management with respect to our clinical pipeline;
•assessing and advising the Board, from time to time, on the committee’s view of the overall quality and expertise of medical and scientific talent in our research and development organization;
•assessing and advising the Board, from time to time, on the committee’s view of the quality and competitiveness of our research and development programs and technology initiatives from a scientific perspective, including associated risk profile;
•for any major external investments in research and development that require approval of the Board, assessing those opportunities and advising the Board of the committee’s view on the scientific, technical, and/or medical merit of the opportunity; and
•reviewing and assessing, annually, the performance of the committee and, periodically, the adequacy of its charter.
The Science and Technology Committee is currently composed of two directors: Dr. Vickers and Ms. Ware, with Dr. Vickers serving as chair of the committee. The Board has adopted a Science and Technology Committee charter that is available to stockholders on our website at www.revance.com.
Brand Strategy Committee
The principal duties and responsibilities of our Brand Strategy Committee include:

•reviewing and advising the Board on overall strategy, direction and effectiveness of our brand and marketing plans and strategies, and its role in achieving our long-term goals and objectives;
•identifying and providing the Board with the committee’s views on marketing and branding developments and trends that are relevant to the Company and in alignment with the Company’s strategy and success of the commercialization of the Company’s products and services;
•assessing and advising the Board, from time to time, on the committee’s view of the quality, expertise recruitment and retention of sales and marketing personnel in our commercial organization;
•advising the Board with respect to collaborations with physicians and influencers, and participation in other programs to enhance the Company’s value proposition and visibility of its products and services in the marketplace; and
•reviewing and assessing, annually, the performance of the committee and, periodically, the adequacy of its charter.
The Brand Strategy Committee is currently composed of three directors: Ms. Beraud, Mr. Gangolli and Ms. Kolaja, with Ms. Beraud serving as chair of the committee. The Board has adopted a written Brand Strategy Committee charter that is available to stockholders on our website at www.revance.com.

CORPORATE GOVERNANCE
The Board, as well as management, is committed to responsible corporate governance to ensure that we are managed for the benefit of our stockholders. To that end, the Board and management regularly review and update our corporate governance policies and practices, as appropriate and based on feedback received during stockholder engagement, and, when required, make changes to such policies and practices as mandated by the Sarbanes-Oxley Act of 2022, the Dodd-Frank Act, other SEC rules and regulations and the Nasdaq listing standards.
Stockholder Engagement
At our 2021 Annual Meeting of Stockholders, we held our third "say on pay" advisory vote. Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2021 proxy statement. The proposal was supported by approximately 84% of the total votes cast, a 32% increase over our 2020 "say on pay" advisory vote. We believe this increase of support was, in part, the result of the stockholder outreach that we commenced and changes we made to our executive compensation program over the past two years. Following the 2020 "say on pay" advisory vote, in 2021, we engaged in significant stockholder outreach and held informative discussions with stockholders representing approximately 49% of our outstanding common stock, excluding shares held by directors and executive officers. Although the level of support for our compensation program increased significantly, our Compensation Committee and Nominating and Corporate Governance Committee felt that it was important to continue to engage with our stockholders on an annual basis. We believe that regular and transparent engagement with our investors on topics such as ESG, corporate governance and executive compensation will promote long-term value for our stakeholders. In 2021, we reached out to our largest stockholders representing approximately 76% of our outstanding common stock, and in 2022, we reached out to approximately 61% of our outstanding common stock, excluding shares held by directors and executive officers. Since our 2021 Annual Meeting of Stockholders, members of our executive management team held informative discussions with stockholders representing approximately 33% of our outstanding common stock, excluding shares held by directors and executive officers. Stockholders’ feedback was regularly reviewed by the Compensation Committee, the Nominating and Corporate Governance Committee and the management team.
As a result of the feedback we received from our stockholders, we made a number of enhancements to our executive compensation program and related disclosures, with emphasis on increasing the amount of pay tied directly to Company performance. Please see "Compensation Discussion and Analysis—Executive Compensation Policies and Practices—Results of 2021 Say-on-Pay Vote, Stockholder Outreach and Response" for additional information. In addition, in response to stockholders’ feedback on our sustainability, we issued our first ESG report, which detailed our commitments and efforts to building strong corporate governance and operating sustainably and responsibly. Please see "ESG Initiatives" below for additional information.
Our Compensation Committee will continue to evaluate our executive compensation program going forward in light of our stockholders views and our transforming business needs. Our Compensation Committee will continue to consider the outcome of our "say on pay" votes and our stockholders' views when making future compensation decisions for our NEOs. As part of our commitment to building strong corporate governance, we will continue to seek input from our stockholders on a variety of corporate governance and sustainability topics and other issues that may impact our business or reputation.
The Company’s stockholders may communicate with the Board or any of its directors, through the “Contact Revance” page on our website at www.revance.com. These communications will be received and reviewed by our Senior Vice President, General Counsel & Corporate Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Policy are sent directly to the Chair of the Audit Committee and our Senior Vice President, General Counsel & Corporate Secretary.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to board composition and selection, board responsibilities, board meetings and involvement of senior management, CEO performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.revance.com.
Director Tenure
The Board considers the historical and institutional knowledge that longer-tenured directors possess to be important to an appropriately balanced Board. Directors who have served on the Board for an extended period of time are able to provide continuity and valuable insight into the Company, its operations and prospects based on their experience with, and understanding of, the Company’s history, policies and objectives. The Board also appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In light of the value the Board places on having a mix of long and short tenured directors, the Board adopted a director tenure policy. The Board does not believe it should limit the number of terms for which an individual may serve as a director. However, directors reaching 12 years of service will be evaluated by the full Board with the expectation of stepping down. In certain circumstances, a majority vote of the independent directors, can be used to extend the service of a 12-year term director. If a 12-year director’s term is extended, they will be evaluated annually with the expectation that they will step down unless a majority vote of independent directors extends their term for another year. Board members that step down will continue to provide service until a suitable replacement is found by the Nominating and Corporate Governance Committee and fully ratified by the Board.
Four of our eight continuing directors were newly nominated and appointed to the Board from 2019-2021. If each independent director nominee is elected to the Board, after the Annual Meeting, our independent directors will have served an average of approximately four years on the Board. Overall, our Board, including both independent and employee directors will have an average tenure of approximately four years. We believe the composition of our Board reflects a diversity of perspectives and is aligned with the strategic direction of the Company.
Director Commitments
Our Board believes that all members of the Board must have sufficient time to devote the necessary attention to his or her Board duties. In 2021, our Nominating and Corporate Governance Committee reviewed the policies of institutional and proxy advisory firms on director time commitments. Based on the information reviewed, the Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, revisions to our Corporate Governance Guidelines to limit the total number of public company boards that a director may serve on as set forth below. The Board may approve service on additional boards in certain circumstances.
•a director who is not a public company chief executive officer: four total public company boards, including our Board;
•a director who serves as a chief executive officer of a public company: two total public company boards, including our Board, in addition to their employer's board; and
•a director who serves on the Audit Committee: three public company audit committees, including our Audit Committee, unless the audit committee member is a retired certified public accountant, chief financial officer or controller.
All of our directors are currently in compliance with our policy.
Annual Board and Committee Self-Evaluations
In 2021, our Nominating and Corporate Governance Committee analyzed our Board and Committee assessment process and recommended to the Board, and the Board approved, revisions to our Corporate Governance Guidelines to require that the Nominating and Corporate Governance Committee annually review, discuss and assess the performance of the Board, including Board committees. The Nominating and Corporate Governance Committee recommended revisions to the charters of each Board committee to require annual committee assessments, which was approved by the Board.
Mr. Russell, the independent Chair of the Board, leads the evaluation process in conjunction with our external legal advisors. Our external legal advisors prepare questionnaires that are completed by each director in their capacities as Board members and Board Committee members. Following receipt of the questionnaire results, our external legal advisors prepare summaries analyzing the feedback received, and providing that feedback to Mr. Russell on an anonymous basis. Mr. Russell reviews the feedback with the Nominating and Corporate Governance Committee and the Board and identifies any themes or issues that have emerged and recommends proposed changes, as appropriate, to the governance structure, process and/or policies.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the "Code of Conduct") that applies to all officers, directors, employees and consultants. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws, financial integrity and public reporting, fair dealing, gifts and entertainment, proper use of Company assets and confidentiality. The Code of Conduct is available on our website at www.revance.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will disclose the nature of the amendment on our website, by filing a current report on Form 8-K with the SEC within four business days of such amendment, or in a manner otherwise permitted by applicable law.
Committee Charters
See “Board Matters—Information Regarding Committees of the Board” for a description of the Board’s delegation of authority and responsibilities to the five standing committees.
Hedging Policy
As part of our Insider Trading and Trading Window Policy ("Insider Trading Policy"), we require that all of our employees and directors limit their transactions in our stock to defined time periods, subject to certain exceptions. We also require that directors and certain designated employees notify, and receive approval from a Company clearing officer prior to engaging in transactions in our stock and observe other restrictions designed to minimize the risk of apparent or actual insider trading. These restrictions apply to any entities or family members whose trading activities are controlled or influenced by any director or employee.
Further, our Insider Trading Policy prohibits our employees and directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock at any time.
The disclosure under the caption “Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Stock Ownership Guidelines
For a description of our stock ownership guidelines, please see "Compensation Discussion & Analysis—Other Features of our Executive Compensation Program—Agreements with our NEOs—Stock Ownership Guidelines."

ESG INITIATIVES
We are committed to setting new standards in aesthetics and therapeutics through the contributions of our people, products and services. This requires more than breakthrough science and successful execution of business fundamentals. We must also be cognizant of and responsive to a broader set of issues that are increasingly seen as potential risks or opportunities for businesses. These issues, which include environmental impacts, social responsibility, and strong governance, are of great interest to our investors, consumers, employees and other stakeholders.
Underlying all that we do are our SAAGE values: Speed, Audacity, Authenticity, Grit, and Empathy. These values serve not only as the cornerstone of our culture but also help shape our approach to ESG. In the context of these values together with our corporate mission, our responsibility is to understand which ESG-related initiatives are most pertinent to our long-term business performance, act swiftly in mitigating potential risks that we identify and take advantage of opportunities to differentiate ourselves in the marketplace.
Our ESG Strategy
In 2020, we made a formal commitment to operating sustainably and responsibly. As a first step, we published our inaugural ESG report in January 2021, which was guided by the Sustainability Accounting Standards Board ("SASB") framework for our sector. The report outlined our ESG and corporate citizenship priorities of building a great culture, creating access to healthcare, and leading with business ethics, compliance, and strong governance. It also highlighted the progress we have made on these priorities, including enhancements to board diversity, composition and refreshment, improvements to executive compensation, the formation of a D&I committee and the completion of our first comprehensive stockholder outreach. Further, the Nominating and Corporate Governance committee was designated to oversee the Company’s ESG strategy and initiatives.
Building upon our initial progress and our long-term commitment to ESG, we continued to advance the program over the past year. We worked cross functionally and with an external advisor to refine our ESG framework to better align with our corporate strategy and values.
Based on the results of this exercise, we developed our ESG strategy around three core areas we believe are essential to creating long-term value for our stockholders, the patients and customers we serve, our employees upon which our success is built, and the communities in which we live and work.
•Innovation and Access: We are committed to setting new standards for patient care and physician experience while lowering the burden on the healthcare system. The cornerstone of this effort is delivering innovation and access with our portfolio of products and services, including our lead drug product, DAXI for the treatment of glabellar lines, which is currently under FDA review following the resubmission of our BLA in March 2022.
•Culture: We aspire to attract and retain a diverse and highly skilled workforce in order to foster a culture of innovation. Through efforts to ensure diversity, equality and inclusivity, we hope to empower and engage our workforce to unlock the tremendous potential of our team and its impact on the communities in which we are a part of.
•Responsible Business: We seek to build trust with our stakeholders and identify and mitigate risks to the Company. By implementing strong corporate governance practices and clear, actionable policies, we can support product quality and safety, minimize our environmental footprint where possible, and provide stakeholders with a transparent and candid picture of our operations.
Our Commitment to Good Governance
The Nominating and Corporate Governance Committee is committed to our ESG journey and will continue to work with the management team to strive to create long-term value for all stakeholders. To further enhance our ESG governance structure, we established an ESG steering committee in the fall of 2021, representing a cross-functional team from key departments within the organization. The ESG steering committee reports into the Nominating and Corporate Governance Committee and plays a meaningful role in shaping ESG programs and policies.

Key Updates to Policies and Governance Documents in 2021:
•Expanded Audit Committee oversight to include PCIDSS compliance as reflected in the Audit Committee Charter;
•Adopted annual Board assessment policy as reflected in the Corporate Governance Guidelines and committee charters;
•Adopted director overboarding policy as reflected in the Corporate Governance Guidelines;
•Adopted annual compensation risk analysis policy as reflected in the Compensation Committee Charter; and
•Adopted political contributions policy as reflected in the Code of Conduct.
See “Corporate Governance” for additional information on key updates and progress on corporate governance policies and initiatives in 2021.
Our Commitment to our People and Communities
Our people make our success possible. Therefore, enhancing our ability to attract, retain and motivate the very best talent is imperative. This is captured in our aspiration to build a culture that not only embodies our values of Speed, Audacity, Authenticity, Grit, and Empathy, but is also inclusive, empowering, engaging and rewarding. This commitment to a great culture is reflected in our recognition by Fortune as a Top 10 Best Workplace in Biopharma and the fact we have been named a “Great Place to Work” for the fourth year in a row.
To support our people and culture initiatives, we conducted an employee engagement survey through Willis Towers Watson ("WTW") in 2021, which resulted in a positive engagement score. A total of 486 employees were invited to participate in a two week survey period. The survey resulted in a 96% participation rate and an overall sustainable engagement score of 84%, using the WTW High Performance Employee Experience (HPEX) Model. The survey revealed that the key drivers to the positive engagement score included empowerment, collaboration, compensation and benefits, ability to innovate, flexibility in the workplace, having the technology to get work done and a clear vision and strategy for the future.
In response to opportunity areas identified from the survey, we organized new leadership teams in the Aesthetics, Therapeutics, Financial Services and Operations functions to enable more effective communication flow, transparency and effective decision-making across the organization. In addition, we launched a comprehensive development initiative, which included mentorship, coaching, and targeted leadership forums and training. In response to inquiries on competitive pay, we recently completed a pay equity analysis of over 500 employees to assess the relationship between gender and ethnicity and pay, factoring in job levels, performance, tenure and market data for a predicted salary range. The assessment revealed that approximately 2.1% of employees exceeded the standard deviation below a predicted salary range for each position. We are encouraged by these results and have already adjusted the salaries of these employees accordingly during their latest merit cycle. We will continue to monitor salaries on an ongoing basis to ensure that pay equity is maintained.
In 2022, we will focus on ways to improve engagement and retention based on the feedback we have received from the survey, including to conduct a culture assessment survey.
Diversity and Inclusion
One of our greatest strengths lies in the diversity of perspectives that our employees bring to their work. This diversity can come from many sources, including race, color, religion, gender, sexual orientation, gender identity, national origin/ancestry, age, disability, and marital or veteran status. Regardless of its source, we celebrate this diversity and work to ensure that our culture is equitable and inclusive and makes everyone feel valued and respected at the Company.
In 2021, 10% of our corporate goals on which our 2021 executive bonuses are based required meeting goals relating to D&I in our recruiting efforts, implementing a company-wide mentoring program aimed at diversity initiatives and delivering company-wide educational forums focused on diversity. We are very pleased to announce that we were 100% successful in achieving this goal.

It is imperative that we continue our positive trajectory on D&I. To that end, for 2022, 10% of our corporate goals on which our 2022 annual incentive plan bonuses are based will be again tied to meeting goals specific to D&I including:
•Ensuring underrepresented groups are included for final candidate consideration for all director level and above opportunities;
•Growing our mentorship program participants and expanding our leadership development initiatives to include an expansion of our women’s leadership program;
•Delivering company-wide education by conducting four speaker forums dealing with race or diversity; including conducting unconscious bias training for leaders; and
•Establishing a baseline of organizational health by delivering a cultural assessment tool across our distributed workforce and conducting targeted follow up in at least two of the identified opportunity areas.
Further, we are also proud to have provided financial support to local and national organizations dedicated to advancing diversity in communities and the workplace and supported or participated in many internal and external awareness events such as Black History Month, International Women’s Day, and National LGBTQ+ Month.
In 2022, we will launch employee resource groups to give our employees the opportunity to interact with their colleagues in a safe and meaningful manner. Last year, we created a Women in Leadership Committee and launched a mentoring program to give promising future women leaders coaching and support as they further their professional careers. We also implemented our first college internship program in collaboration with universities from across the country including Fisk University, a historically black college located in Nashville, Tennessee, where we are headquartered. We will continue these and other programs in the coming years and believe that these investments will yield great dividends for our people and our company.
Our Commitment to the Planet
As a growing biopharma organization with nearly 500 employees at the end of 2021, we have a modest environmental footprint but are committed to reducing those impacts wherever possible. We have incorporated environmentally sustainable practices into our facilities and research and development (R&D)/manufacturing operations. Our Environmental, Health & Safety Team oversees our environmental, health and safety programs. We closely monitor renewable portfolio standards in the United States and understand the importance of these policies in helping to drive low carbon power sources.
We operate five corporate offices including our approximately 40,000 square feet manufacturing facility, which includes a manufacturing site that houses drug substance and fill/finish operations. In 2021, we have taken steps to reduce our energy use by installing LED lighting in our Newark office and have moved our headquarters into a Leadership in Energy and Environmental Design ("LEED") certified building in Nashville. Now, 60% of the buildings in which our offices are located are LEED certified.
The COVID-19 pandemic that began in 2020 provided us the opportunity to evaluate our remote/hybrid working policies. While the intention of these policies was to ensure the health, safety and well-being of our team, we also recognize the added benefit of reducing daily commute to the office and the corresponding reduction in greenhouse gas emissions. We will continue to evaluate our remote/hybrid working policy in concert with our goals to reduce our environmental footprint where possible.
Looking ahead, we plan to provide more transparent disclosures on our environmental impacts, including our greenhouse gas emissions in future reporting.

NON-EMPLOYEE DIRECTOR COMPENSATION
2021 Non-Employee Director Compensation Policy
Our non-employee director compensation policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
Under our non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The Board Chair and chair of each committee receives an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board.
Our non-employee director compensation policy provides for an initial grant of options to purchase shares of our common stock and restricted stock awards ("RSAs") to new directors upon their joining the Board. In addition, at the date of each annual meeting of stockholders, each then-serving non-employee director receives a grant of options to purchase shares of our common stock and RSAs. The exercise price of these options will equal the fair market value of our common stock on the date of grant, and these options will vest on the one-year anniversary of the grant date, subject to the director’s continued service as a director. The RSAs granted pursuant to the non-employee director compensation policy will vest on the one year anniversary of the grant date, subject to the director’s continued service as a director.
Our Board reviews our non-employee director compensation policy at least annually and considers market data provided by Radford as a reference point when making adjustments to our annual compensation levels for our non-employee directors. The Board amended our non-employee director compensation policy in February 2021, as described below:
•Upon recommendation and review performed by Radford of non-employee director compensation in comparison to our industry peer group based on our market capitalization, revenue, stage of development and size of company, our non-employee director compensation policy was amended by the Board in February 2021, effective as of January 1, 2021, to (i) provide for an increase in the cash retainer payable for service on the Board, for service on certain committees of the Board and for service as chair of certain committees of the Board and (ii) provide that the number of options to purchase shares of our common stock and RSAs granted (A) to each then-serving non-employee director at the date of each annual meeting of stockholders and (B) to new directors upon their joining the Board shall be determined based on a total dollar value attributed to such grants on their date of grant in reference to the fair market value of our common stock instead of being determined by reference to a fixed number of options to purchase shares of our common stock and RSAs. The adjustments to the chair and committee member cash retainers were designed to provide equitable compensation levels to committee chairs and members commensurate with the responsibilities of each committee.
Cash Compensation
The following table describes the annual cash compensation applicable to each role performed by non-employee directors as outlined in our non-employee director compensation policy in effect for the fiscal year ended December 31, 2021.

	2021
	Member Annual Service Retainer	Chairperson Additional Annual Service Retainer
Board of Directors	$50,000	$36,000
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$7,500	$15,000
Science and Technology Committee	$7,500	$15,000
Brand Strategy Committee	$7,500	$15,000

Equity Compensation
Effective January 1, 2021, our non-employee director compensation plan was amended to provide that (i) the initial equity grant for new Board members shall consist of 50% stock options and 50% RSAs, with the total value of the equity grant equal to $350,000 and (ii) the annual equity grant for then-serving non-employee directors at each annual meeting of stockholders shall consist of 50% stock options and 50% RSAs, with the total value of the equity grant equal to $225,000, pro-rated for then-serving non-employee directors who have served on the Board for less than a full year.
The number of shares underlying each RSA is determined by dividing the equity grant date value by the thirty-day trailing average closing stock price of our common stock as of the date of grant and, in the case of options, by applying a Black-Scholes option pricing model using the same historical average closing price. The Compensation Committee used a historical average closing market price to determine the number of shares subject to each RSA and option, rather than a single day stock price on the date of grant, in order to provide a more stabilized stock value less susceptible to possible swings in the market. The Compensation Committee understands that using a historical average stock price can result in the ultimate grant date value of an award as required to be reported in the Director Compensation Table under Accounting Standards Codification (“ASC”) 718 being higher or lower than the equity grant value, but has considered, in consultation with Radford and determined that the process described above is the most appropriate for us at this time.
Expense Reimbursement
Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at board and committee meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws.
2021 Director Compensation Table
The compensation provided to our non-employee directors in 2021 is enumerated in the table below. The table excludes Mark J. Foley, our CEO, and Aubrey Rankin, our former President of Innovation and Technology, both of whom served as executive officers in 2021. Neither Mr. Foley nor Mr. Rankin received any compensation for serving as a director in 2021.
The following table sets forth the compensation of our non-employee directors for the year ended December 31, 2021:

Name	Fees Earned ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Total ($)
Jill Beraud	$74,875	$112,003	$111,771	(2)	$298,649
Julian S. Gangolli	$67,500	$112,003	$111,771	(3)	$291,274
Carey O’Connor Kolaja	$51,729	$324,787	$184,654	(4)	$561,170
Chris Nolet	$74,938	$112,003	$111,771	(5)	$298,712
Angus C. Russell	$108,500	$112,003	$111,771	(6)	$332,274
Philip J. Vickers, Ph.D.	$71,583	$112,003	$111,771	(7)	$295,357
Olivia C. Ware	$51,027	$287,010	$164,832	(8)	$502,869
Robert Byrnes (9)	$41,250	$—	$—		$41,250
Phyllis Gardner, M.D. (9)	$32,500	$—	$—		$32,500

(1)The dollar amounts in this column represent the grant date fair value of the stock options and RSAs granted during 2021. These amounts have been calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC 718, Compensation – Stock Compensation, and, with respect to stock options, using the Black-Scholes option-pricing model. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 28, 2022 (the “FY2021 10-K”). These amounts do not necessarily correspond to the actual value that may be recognized from the stock options and RSAs by the applicable directors.
(2)As of December 31, 2021, Ms. Beraud held options to purchase 37,551 shares of our common stock and 4,013 shares of common stock underlying RSAs.

(3)As of December 31, 2021, Mr. Gangolli held options to purchase 58,551 shares of our common stock and RSAs of 4,013 shares of common stock underlying RSAs.
(4)As of December 31, 2021, Mr. Kolaja held options to purchase 12,685 shares of our common stock and 6,968 shares of common stock underlying RSAs.
(5)As of December 31, 2021, Mr. Nolet held options to purchase 37,551 shares of our common stock and 4,013 shares of common stock underlying RSAs.
(6)As of December 31, 2021, Mr. Russell held options to purchase 74,551 shares of our common stock and 4,013 shares of common stock underlying RSAs.
(7)As of December 31, 2021, Dr. Vickers held options to purchase 74,551 shares of our common stock and 4,013 shares of common stock underlying RSAs.
(8)As of December 31, 2021, Ms. Ware held options to purchase 12,429 shares of our common stock and 7,082 shares of common stock underlying RSAs.
(9)Mr. Byrnes and Dr. Gardner ceased service on the Board effective as of the date of the 2021 Annual Meeting of Stockholders.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in best interests of the Company and its stockholders.
Principal Accountant Fees and Services
The following table presents the aggregate fees billed to the Company by PwC for the years ended December 31, 2021 and 2020:

	Year Ended December 31,
	2021	2020
Audit Fees (1)	$1,854,900	$2,592,400
Audit Related Fees	—	—
Tax Fees (2)	—	25,668
All Other Fees (3)	900	900
Total	$1,855,800	$2,618,968
(1)Audit Fees include the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our financial statements included in our Form 10-Q reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings for those fiscal years.
(2)Tax Fees consist of certain tax consulting services.
(3)All Other Fees consist of all other services that are not reported above. The services for the fees disclosed include annual subscription for accounting literature.
All fees described above were pre-approved by the Audit Committee.
Auditor Independence
In 2021, there were no other professional services provided by PwC that would have required the Audit Committee to consider their compatibility with maintaining the independence of PwC.

Pre-approval Policies and Procedures
Consistent with requirements of the SEC and the PCAOB regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the Audit Committee for approval:
•Audit services. Audit services include work performed for the audit of our financial statements and the review of financial statements included in our quarterly reports, as well as work that is normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
•Audit-related services. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not covered above under “audit services.”
•Tax services. Tax services include all services performed by the independent registered public accounting firm’s tax personnel for tax compliance, tax advice and tax planning.
•Other services. Other services are those services not described in the other categories.
The Audit Committee pre-approves services or categories of services on a case-by-case basis. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the Audit Committee before the independent registered public accounting firm is engaged.
Required Vote and Board Recommendation
Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the appointment of PwC. Abstentions (and broker non-votes, if any) will be counted towards the vote total and will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

At the 2019 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on named executive officer compensation, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers. We are presenting this Proposal 3 as required by Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
The compensation of our named executive officers subject to the vote is disclosed in “Compensation Discussion and Analysis,” and the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Board believes that our executive compensation program effectively aligns executive pay with our performance and our stockholders’ interests and results in the attraction and retention of highly talented executives. The Board encourages our stockholders to read the disclosures set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement to review the correlation between compensation and performance, as well as compensation actions taken in 2021.
Accordingly, the Board recommends that our stockholders vote FOR the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or on us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Compensation Committee and Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and Board in continuing to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders. Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, following this Annual Meeting, the next scheduled say-on-pay vote will be at the 2023 Annual Meeting of Stockholders.
Required Vote and Board Recommendation
Advisory approval of Proposal 3 requires the affirmative vote of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect and will not be counted towards the vote total.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of April 1, 2022.

Name	Age	Position(s)
Executive Officers
Mark J. Foley	56	CEO and Director
Tobin C. Schilke	47	Chief Financial Officer
Dustin Sjuts	42	President
Dwight Moxie	46	Senior Vice President, General Counsel and Corporate Secretary

Mark J. Foley - Mr. Foley’s biography is included under the section titled “Directors.”
Tobin C. Schilke has served as our Chief Financial Officer since November 2018. Mr. Schilke served as Chief Financial Officer of Achaogen, Inc., a biopharmaceutical company, from July 2016 through October 2018. From 2002 to June 2016, Mr. Schilke served in roles of increasing responsibility at the Roche Group (including Genentech, Inc.), a pharmaceutical company, including serving as Finance Director and Company Director of Roche Products Limited in the United Kingdom from August 2014 to June 2016 and serving as Director of Genentech’s Commercial Finance BioOncology Business Unit from September 2012 to August 2014. Mr. Schilke holds a B.S. from Lafayette College, a M.S. from the University of California, Berkeley and an M.B.A. from Cornell University’s Johnson Graduate School of Management.
Dustin Sjuts has served as our President since November 2021 and as our Chief Commercial Officer, Aesthetics & Therapeutics, from December 2019 to November 2021. Mr. Sjuts previously served as our Head of Commercial, Aesthetics and Therapeutics, from November 2018 to November 2019, and as our Vice President, Strategy and Sales from March 2018 to November 2018. Prior to joining Revance, Mr. Sjuts held leadership positions at Nestle Skin Health, including Business Unit Head, China, from January 2017 to April 2018 and Senior Director of Marketing from February 2015 to December 2016. Previously, Mr. Sjuts held positions of increasing responsibility across a range of markets and disciplines with Alphaeon Corporation and Allergan plc, where he was responsible for creating and executing product adoption and sales growth strategies. Mr. Sjuts holds a B.A.Sc. from Illinois State University.
Dwight Moxie has served as our Senior Vice President, General Counsel and Corporate Secretary since February 2020. From January 2017 to January 2020, Mr. Moxie served as the Chief Counsel World Wide R&D, Commercial Operations, European Operations at Ultragenyx Pharmaceutical Inc., a biotechnology company, where he oversaw commercial operations, litigation, research & development and regulatory matters. From September 2011 to December 2016, Mr. Moxie served as the Chief Counsel to Eye-Care Division at Allergan plc. Mr. Moxie currently serves on the board of directors of Visus Therapeutics, Inc., a private clinical stage pharmaceutical company, and California Life Sciences, a life sciences membership organization. Mr. Moxie received a J.D. from Howard University School of Law and a B.A. from the Florida State University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the fiscal year ended December 31, 2021, for our principal executive officer during 2021, our principal financial officer, and the next three most highly compensated executive officers serving as of the end of 2021 (the “Named Executive Officers” or “NEOs”). This discussion and analysis is intended to enhance your understanding of the information provided in the compensation tables below and to provide additional context regarding our overall executive compensation program. In addition, we explain how and why our Board and Compensation Committee determined our compensation policies and specific compensation decisions for our NEOs during and for fiscal year 2021 and, to the extent material, 2022.
Our NEOs for 2021 consisted of the following individuals:

•Mark J. Foley, CEO(1);
•Tobin C. Schilke, Chief Financial Officer;
•Dustin Sjuts, President(1);
•Abhay Joshi, Ph.D., Chief Operating Officer and President, R&D and Product Operations(2); and
•Aubrey Rankin, Former President of Innovation & Technology(3)

(1)Mr. Foley was President and CEO until Mr. Sjuts was promoted to President effective November 9, 2021. Prior to such promotion, during 2021 Mr. Sjuts served as our Chief Commercial Officer, Aesthetics & Therapeutics.

(2)Dr. Joshi will transition from the Company and cease serving as our Chief Operating Officer and President, R&D and Product Operations effective March 31, 2022. Dr. Joshi is expected to continue to provide consulting services to the Company in a non-executive officer capacity until June 2023.

(3)Mr. Rankin ceased serving as our President of Innovation & Technology effective December 31, 2021. Mr. Rankin has provided consulting services to the Company since January 1, 2022 and is expected to continue to provide consulting services to the Company until August 2023.
Executive Summary
Highlights of our 2021 Business Activities
For a description of additional 2021 business activities, please see "Proxy Summary- Company Performance Highlights."
•Achieved RHA® Collection of dermal fillers revenue of $70.8 million for the year ended December 31, 2021;
•Launched the OPULTM Relational Commerce Platform, which provides smart payment solutions, 360-degree practice reporting and insights, and enhanced customer support to foster increased consumer loyalty and retention, specifically designed for aesthetic practices in the U.S.;
•Delivered positive results from the ASPEN-OLS Phase 3 safety study of DAXI for the treatment of cervical dystonia; and
•Completed the JUNIPER Phase 2 study of DAXI for the treatment of upper limb spasticity, which informed our dosing strategy and design for our Phase 3 program.
Highlights of 2021 and early 2022 Executive Compensation Program
•We increased our emphasis on equity awards that vest based on performance goals. In 2021, we structured 60% our CEO’s annual equity awards to consist of performance-vesting stock awards and 33%

of our other NEOs’ annual equity awards to consist of performance-vesting stock awards (based on target grant date value). In 2022, we increased these percentages to 80% for our CEO and 67%-75% for our other continuing NEOs (based on target grant date value).
•We refined our performance goals for performance-vesting equity awards. Our 2021 performance-vesting stock awards vest upon achievement of a rigorous financial metric that must occur by a three-year deadline measured from a key business milestone. Our 2022 performance-vesting stock awards vest based on a combination of a meaningful stock price goal and a key regulatory goal.
•We delivered 81% of our NEO’s 2021 total direct compensation, on average, to be ‘at-risk’ dependent on Company performance in the form of annual performance bonus earned and equity incentive awards granted, as reported in the Summary Compensation Table. Our stock price declined in 2021 and accordingly, all of the stock options granted to our NEOs in 2021 and reflected in the Summary Compensation Table were underwater as of December 31, 2021 and as of our record date of March 11, 2022.
•We revised our executive bonus program to include D&I goals. For 2021, the corporate goals on which our executive bonuses are based include a specific weighted category for the achievement of key D&I initiatives; we continued this practice in 2022.
•We structured our executive bonus opportunities to be based on key corporate objectives and we paid bonuses based solely on performance achievements. We paid 2021 bonuses below target based on 85.9% corporate goal achievement, and, for NEOs other than our CEO, individual performance.
•We did not modify goals, extend performance periods or provide for discretionary payments when designated thresholds for performance-vesting compensation were not achieved. During 2021, our NEOs forfeited an aggregate of $468,385 of bonus awards and a portion of performance-vesting equity (for which we reported an aggregate grant date and incremental value of $6.14M in 2019 and 2020) each of which was part of our 2020 compensation program that the Compensation Committee had made available to be earned in 2021 as a result of the impacts of the COVID-19 pandemic on our business. The Compensation Committee determined the milestones required to earn this compensation were not sufficiently met and cancelled such awards.
Executive Compensation Policies and Practices
Our executive compensation program adheres to the following practices:

What We Do	What We Don’t Do
✓ Emphasize “at-risk” compensation and long-term equity incentives
✓ Tie performance bonus opportunities to defined corporate objectives
✓ Provide transparent disclosure of performance bonus metrics and payout structure
✓ Structure severance payments as “double-trigger” requiring both a change in control and an involuntary termination for payout
✓ Maintain a clawback policy and stock ownership guidelines
✓ Assess risks of our compensation program annually
✓ Conducts regular outreach to stockholders
✓ Maintain a Compensation Committee comprised entirely of independent directors
✓ Retain an independent compensation advisor
✓ Annual say on pay stockholder vote
✓ Reevaluate and adjust our program annually based on stockholder feedback and market developments

✗ No guaranteed “single-trigger” change in control cash payments
✗ No tax reimbursements or tax gross-ups on severance or change in control payments
✗ No special executive welfare or health benefits, or retirement plans not available to our employees generally
✗ No guaranteed salary increases or bonuses
✗ No hedging or pledging of our stock
✗ No extensive perquisites

Results of 2021 Say-on-Pay Vote, Stockholder Outreach and Response
At our 2021 Annual Meeting of Stockholders, we held our third "say on pay" advisory vote. Our stockholders approved, on an advisory basis, the compensation of our NEOs, as disclosed in our 2021 proxy statement. The proposal was supported by approximately 84% of the total votes cast, a 32% increase over our 2020 “say on pay” advisory vote. We believe this increase of support was, in part, the result of the stockholder outreach that we commenced and changes we made to our executive compensation program over the past two years. Following the 2020 "say on pay" advisory vote, in 2021, we engaged in significant stockholder outreach and held informative discussions with stockholders representing approximately 49% of our outstanding common stock, excluding shares held by directors and executive officers. Our compensation committee's actions resulting from our 2020 "say on pay" advisory votes and stockholder feedback included the following:
•Increasing the emphasis on performance-vesting restricted stock awards ("PSAs") in our executive compensation program, including increasing both the proportion of equity delivered in PSAs for 2021 and thoughtfully developing performance goals that can be measured over a longer period of time;
•Including enhanced disclosure in our proxy statement for greater transparency of the performance metrics and payout methodology for our annual performance bonus program;
•Adopting a clawback policy that provides for recoupment of cash and equity incentive compensation upon certain events; and
•Implementing stock ownership guidelines requiring our executive officers and directors to accumulate meaningful holdings that further align their interests with those of our stockholders.
Our Compensation Committee reviewed the final vote results for our 2021 “say on pay advisory vote” and given the increased level of stockholder support from 2020, concluded that the changes we made over the past two years were meaningful to our stockholders and we should continue to enhance our emphasis on performance-based compensation. During 2021 and when developing our 2022 executive compensation program, the Compensation Committee took several actions to further our pay-for-performance philosophy, including increasing the proportion of equity delivered as performance-vesting awards and refining our performance goals and performance periods.
We continued our stockholder outreach and engagement following our 2021 annual meeting and in 2022, we reached out to holders of approximately 61% of our outstanding common stock, excluding shares held by directors and executive officers. Our Compensation Committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders views and our transforming business needs. Our Compensation Committee expects to continue to consider the outcome of our "say on pay" votes and our stockholders' views when making future compensation decisions for our NEOs.

Objectives, Philosophy and Elements of Compensation
The overall objectives of our executive compensation policies and programs are to:
•attract, retain and motivate superior executive talent;
•provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention;
•align our executives’ interests with those of our stockholders;
•link pay to Company performance; and
•offer pay opportunities that are competitive with the biopharmaceutical market in which we compete in order to recruit and retain top talent, while maintaining reasonable cost and dilution to our stockholders.
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses, and long-term incentive compensation. We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives, and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.
Generally reviewed annually and determined based on a number of factors (including individual performance, internal equity, retention, expected cost of living increases and the overall performance of our Company) and by reference to market data provided by our independent compensation consultant.

Performance Bonus (at-risk cash)	Motivates and rewards for attaining rigorous annual corporate performance goals that relate to our key business objectives and individual contributions.
Target bonus amounts, calculated as a percentage of base salary, are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific corporate performance measures established at the beginning of the year and, except with respect to our CEO, individual performance objectives that relate to the NEOs’ role and expected contribution toward reaching our corporate goals. Actual bonus amounts earned are determined after the end of the year, based on achievement of the designated corporate performance objectives and, where applicable for NEOs other than our CEO, individual performance objectives.

Long-Term Incentive (at-risk equity)
Motivates and rewards for long-term Company performance; fosters ownership culture, aligns executives’ interests with stockholder interests and long-term stockholder value. Attracts highly qualified executives and encourages their continued employment over the long-term.

Equity opportunities are generally reviewed and determined annually or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as an incentive for significant achievement. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by our independent compensation consultant. Equity grants have historically been provided primarily in the form of stock options and restricted stock that typically vest over a four-year-period and a three-year-period, respectively.

To further align our NEOs’ interests with those of our stockholders, we introduced performance-vesting restricted stock awards in 2019 and granted performance-vesting restricted stock awards or units to each of our NEOs in 2020, 2021 and 2022.

In evaluating our executive compensation policies and programs, as well as the short-term and long-term value of our executive compensation plans, we consider both the performance and skills of each of our NEOs, as well as the compensation paid to NEOs at similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant short-term and long-term incentives for the achievement of measurable corporate objectives. We believe this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among salary, performance bonus awards, equity grants, short-term and long-term compensation, or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, the Compensation Committee structures a majority of the NEOs’ total target compensation to be comprised of performance-based bonus opportunities and long-term equity awards, in order to align the NEOs’ incentives with the interests of our stockholders and our corporate objectives.
In making executive compensation decisions, the Compensation Committee generally considers each NEO’s total target direct compensation, which consists of base salary, target bonus opportunity, which together with base salary we refer to as target cash compensation, and long-term equity awards (valued based on an approximation of grant date fair value).

How We Determine Executive Compensation
 Role of the Compensation Committee and Executive Officers in Setting Executive Compensation
The Compensation Committee reviews and oversees our executive compensation policies, plans and programs and reviews and determines the compensation to be paid to all of our executive officers, including the NEOs. Our Compensation Committee consists solely of independent members of the Board. In making its executive compensation determinations, the Compensation Committee considers recommendations from the CEO, for executive officers other than himself and, with respect to the evaluation of the CEO’s performance, the Compensation Committee considers recommendations from the Board Chair and, if it determines appropriate, may also seek recommendations or approval of executive compensation decisions from the independent members of the Board. In making his recommendations for executive officers other than himself, the CEO receives input from our human resources department and has access to various third-party compensation surveys and compensation data provided by the independent compensation consultant to the Compensation Committee, as described below. While the CEO discusses his recommendations for the other executive officers with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. In addition to our CEO, our Senior Vice President, Human Resources and Head of People and Senior Vice President, General Counsel and Corporate Secretary also attend Compensation Committee meetings and may take part in discussions of executive compensation. The Compensation Committee makes its determinations with respect to executive compensation matters without any NEOs or other executive officers present (other than the CEO as described above). Various other members of management and other employees as well as outside advisers or consultants are also invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.
The Compensation Committee meets periodically throughout the year, typically four times or more, to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus, and equity awards) for our executive officers on an annual basis. These annual decisions typically occur in the first quarter of the year, however, decisions may occur during the year for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate its authority to approve executive officer compensation. The Compensation Committee does not currently maintain a formal policy for the timing of equity awards to our executive officers and has granted awards over the past several years at times when the Compensation Committee determines appropriate.
Role of our Independent Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. For purposes of evaluating 2021 compensation for each of our executive officers and making 2021 compensation decisions, we retained Aon, an independent compensation consultant, to assist the Compensation Committee in reviewing our compensation programs and to ensure that our compensation programs remain competitive in attracting and retaining talented executives.
Aon assisted the Compensation Committee in developing a group of peer companies to use as a reference in making 2021 compensation decisions, evaluating current pay practices and considering different compensation programs and best practices. As described further below, Aon also prepared an analysis of our compensation practices with respect to base salaries, annual bonuses and long-term incentive grants against market practices. Aon reported directly to the Compensation Committee, which maintained the authority to direct their work and engagement, and advised the Compensation Committee from time to time. Aon interacted with management to gain access to Company information that is required to perform services and to understand the culture and policies of our organization. The Compensation Committee and Aon met in executive session with no members of management present as needed to address various compensation matters, including deliberations regarding the CEO’s compensation.
Our Compensation Committee analyzed whether the work of Aon as a compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the fact that Aon and its affiliates do not provide any services directly to Revance; (ii) the amount of fees paid to Aon and its affiliates by Revance as a percentage of Aon and its affiliates’ total revenue; (iii) Aon’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Aon or the individual compensation advisors employed by Aon with any executive officer; (v) any business or personal relationship of the individual compensation advisors with any member of our Compensation Committee; and (vi) any Revance stock owned by Aon or the individual compensation advisors employed by Aon. Based on its analysis of these factors, our Compensation Committee determined that the work of Aon and the individual compensation advisors employed by Aon does not create any conflicts of interest.

Use of Competitive Market Compensation Data
We aim to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, the Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee reviews market data for each executive officer’s position, compiled by Aon, as described below, including information relating to the compensation for executive officers in the development stage biotechnology industry.
In developing a proposed list of our peer group companies to be used in connection with making compensation decisions for 2021, Aon recommended and the Compensation Committee selected companies that would be appropriate peers based on geography, industry focus, employee size, stage of development, and market capitalization. Specifically, companies were selected in September 2020 with the following parameters:
•Sector & Geography: We focused on biotechnology companies based in the United States with emphasis on companies in the medical device sector along with life sciences companies that have a fintech platform. We focused on companies located in the San Francisco Bay Area or other biotechnology hub markets that reflect our talent market;
•Stage of development/Product Focus: Given the company’s impending BLA, we primarily focused on including companies with recently commercial products, in addition to late stage pre-commercial companies;
•Employee size: We focused on companies with a headcount between 150 and 1,300 full-time employees;
•Market Capitalization: We focused on companies with market capitalization representing roughly 1/3 to 3 times our market capitalization; and
•Revenue: We focused on companies with annual sales generally below $150 million.

Based on these criteria, Aon recommended and our Compensation Committee approved the addition of twelve new peers to our peer group, as reflected below, and removal of the following thirteen historical peers: Adamas Pharmaceuticals, Aimmune Therapeutics, Alder BioPharmaceuticals, Atara Biotherapeutics, Cara Therapeutics, Clovis Oncology, Corbus Pharmaceuticals, CymaBay Therapeutics, Dermira, Enanta Pharmaceuticals, Evolus, Portola Pharmaceutical and Verrica Pharmaceuticals. We anticipate these changes to the peer group will provide us the appropriate compensation benchmarks as we prepare for the approval of our impending BLA and the commercial launch of DaxibotulinumtoxinA for the treatment of glabellar lines.
The peer group of publicly-traded companies set forth below was used to analyze 2021 compensation. At the time of evaluation, we fell at approximately the 56th percentile of our 2021 peer group in terms of market capitalization.

Agios Pharmaceuticals*	Esperion Therapeutics
Ardelyx	FibroGen*
ArtiCure*	Flexion Therapeutics
Biohaven Pharmaceuticals*	Glaukos*
Blueprint Medicines*	Global Blood Therapeutics*
Cardiovascular Systems*	Insmed
ChemoCentryx	Intra-Cellular Therapies*
Coherus BioSciences	Karyopharm Therapeutics*
Deciphera Pharmaceuticals*	Sangamo Therapeutics
Dynavax Technologies	Theravance Biopharma*
Epizyme	Zogenix

*New for 2021

In November 2020, Aon completed an assessment of executive compensation data based on our peer group to inform the Compensation Committee’s determination of executive compensation for 2021. The market data used for this assessment was compiled from the 2021 selected peer group companies’ publicly disclosed information and data from the Radford Global Life Sciences Survey with respect to the 2021 selected peer group companies listed above.
Aon prepared, and the Compensation Committee reviewed, a range of market data reference points (generally at the 25, 50, and 75 percentiles of the market data) with respect to base salary, performance bonuses, equity compensation (value based on an approximation of grant date fair value), total target cash compensation (including both base salary and the annual target performance bonus) and total direct compensation (total target cash compensation and equity compensation). This market data was reviewed by the Compensation Committee, with the assistance of Aon, and used as a reference point, in addition to other factors, in setting our NEOs’ compensation.
The Compensation Committee’s general aim is for compensation to remain competitive with the market, based on the median of the market as appropriate and corporate and individual executive performance, and other factors deemed to be appropriate by the Compensation Committee. The Compensation Committee does not maintain a specific market positioning or “benchmark” that we consistently aim for in setting compensation levels; instead, our Compensation Committee determines each element of compensation, and total target cash and direct compensation, for each NEO based on various facts and circumstances appropriate for our Company in any given year.
Competitive market positioning is only one of several factors, as described below under “Factors Used in Determining Executive Compensation,” that our Compensation Committee considers in making compensation decisions, and therefore individual NEO compensation may fall at varying levels as compared to the market data.
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each NEO, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year and by individual circumstance. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below:
•corporate performance, business needs and business impact;
•each NEO’s individual performance, experience, job function, change in position or responsibilities, and expected future contributions to our Company;
•internal pay equity among NEOs and positions;
•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry and geographic region;
•a range of market data reference points (generally the 25th, 50th, and 75th percentiles of the market data), as described above under “Use of Competitive Market Compensation Data”;
•the total compensation cost and stockholder dilution from executive compensation actions;
•trends and compensation paid to similarly situated officers within our market;
•recommendations of the outside compensation consultant;
•a review of a NEO’s total targeted and historical compensation and equity ownership;
•our CEO’s recommendations (with respect to executive officers other than himself), based on his direct knowledge of the performance by each NEO; and
•feedback from our stockholders and evolving best practices in compensation and governance.

Executive Compensation Program
 Annual Base Salary
In reviewing and adjusting base salaries for 2021, the Compensation Committee considered current market data as well as each NEO’s total cash compensation (consisting of base salary and target bonus opportunity) and individual performance. The Compensation Committee approved increases to each of the then-employed NEOs’ 2021 base salaries (other than Mr. Rankin) ranging from approximately 1% to 2%, which the Compensation Committee felt represented the appropriate increase for general merit and market updates, based on market data provided by Aon. Mr. Rankin’s base salary was not increased for 2021 because it had been carefully considered and approved in connection with his commencement of employment with us in 2020, taking into consideration the factors described above.
The NEOs’ 2021 base salaries and increases from each of their 2020 base salaries, if applicable, are reflected in the table below. The 2021 base salaries were effective January 1, 2021, except as otherwise noted below.

Name	2020 Base Salary	2021 Base Salary	Increase from 2020 Base Salary
Executive Officers
Mark J. Foley	$650,000	$660,000	1.5%
Tobin C. Schilke	$421,375	$429,802	2.0%
Dustin Sjuts*	$415,000	$423,300	2.0%
Abhay Joshi, Ph.D.	$514,608	$519,754	1.0%
Aubrey Rankin	$395,000	$395,000	—%
* Mr. Sjuts’ salary for 2021 was increased to $500,000 in November 2021 in connection with his promotion to President. The Compensation Committee determined the increase was appropriate to account for Mr. Sjuts’ increased responsibilities in the role of President and reasonable in relation to market data and our other executive officer compensation.

Annual Performance-Based Bonuses
Our 2021 Management Bonus Plan was developed by our Compensation Committee in late 2020 and formally approved in early 2021. Under the 2021 Management Bonus Plan, each NEO was eligible to be considered for a performance bonus based on (1) the individual’s target bonus, as a percentage of base salary, (2) the percentage attainment of our 2021 corporate goals established by the Compensation Committee, and (3) with respect to our NEOs other than our CEO, the percentage attainment of the 2021 individual goals established by the Compensation Committee, based on recommendations from our CEO, for each such NEO. Mr. Foley's performance bonus was solely based on attainment of the 2021 corporate goals.
The Compensation Committee determined that each executive officer other than Mr. Foley’s performance bonus opportunity under the 2021 Management Bonus Plan should be based in part on their own individual performance and contribution towards achievement of the corporate goals; accordingly, for each of the NEOs other than Mr. Foley, 75% of the bonus opportunity under the 2021 Management Bonus Plan was based on corporate goal achievement and 25% of the bonus was based on individual goal achievement. The Compensation Committee retained the ability, in its judgment, to make adjustments to the calculated bonus based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance or other factors as determined appropriate by the Compensation Committee.
Target Bonus Opportunity
In early 2021, the Compensation Committee reviewed each of our NEO’s target bonus percentages, and determined that the 2020 target bonus percentages remained appropriate for each of the NEOs, with the exception of Mr. Schilke, whose target bonus was increased from 45% to 50% based on a review of market data. Each NEO's target bonus as a percentage of annual base salary is reflected below:

Named Executive Officer	2021 Target Bonus Percentage
Mark J. Foley	75%
Tobin C. Schilke	50%
Dustin Sjuts*	50%
Abhay Joshi, Ph.D.	55%
Aubrey Rankin	45%
*     Mr. Sjuts target bonus percentage was increased to 60% in November 2021 in connection with his promotion to President. The Compensation Committee determined the increase was appropriate to account for Mr. Sjuts’ increased responsibilities in the role of President and reasonable in relation to market data and our other executive officer compensation. Mr. Sjuts remained eligible to receive a target bonus of 50% of his original 2021 annual base salary for the portion of calendar year 2021 that elapsed prior to his promotion and a 60% target bonus for the portion of the calendar year following his promotion.

Corporate Performance
The table below reflects each of the corporate goals and their relative weightings approved by the Compensation Committee as well as the relevant corporate achievements and corresponding percentages.

Corporate Goal	Weighting	2021 Results	Weighted Corporate Achievement Percentage
Revenue Achievement of quarterly revenue targets (1), with designated levels of achievement	50%	Achieved above target	55.9%
Corporate Cash Burn Achievement of cash burn below budgeted level	10%	Not achieved	0%
Operations Achievement of specified milestones and activities relating to a supplemental BLA for one of our contract manufacturers for DAXI	10%	Not achieved	0%
Clinical & Regulatory Achievement of specified milestones relating to the Company’s clinical development programs:	20%	Partially achieved	10%
•Broaden therapeutic potential for DAXI in adult ULS	⇾	Advancement to Phase 3 program for ULS
•Complete international regulatory submissions following DAXI approval	⇾	Not achieved
People Achievement of specified milestones and activities related to diversity and inclusion:	10%	Fully achieved	10%
•Include at least one diverse candidate in final interview stage of recruiting process for employees at director level and above	⇾	At least one diverse candidate in all final interviews for employees at director level and above
•Develop and implement a mentorship program aimed at diversity initiatives	⇾	Launched womens' mentorship program
•Deliver company-wide education programs on race and/or diversity	⇾	Sponsored speaker’s forum series to educate employees on topics focused on diversity
Stretch Goals Stretch goal of achieving certain strategic milestones	15%	Partially achieved	10%
•Objectives related to regulatory submission	⇾	Not achieved
•Objective related to development and regulatory activities for ULS	⇾	Achieved objective related to Phase 3 ULS study design and regulatory activities
•Objective related to product pipeline	⇾	Not achieved
Total			85.9%

(1)Revenue targets and achievement were based on revenue as calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and as set forth in our quarterly and annual financial statements. We are not disclosing target goal levels because we believe that disclosure would result in competitive harm. If the targets were disclosed, we believe the information would provide competitors with insights into our strategy, operations and clinical development and commercialization programs that would be harmful to us. The Compensation Committee aims to set corporate performance targets that are rigorous but achievable, and therefore established targets at levels that would be achievable, with effort, if we successfully executed our operating plan for fiscal 2021, unless there are achievements beyond expectations or unusual or unexpected factors that affect the Company’s business.

The Compensation Committee evaluates the corporate goals we believe are essential to building long-term stockholder value and that we use to assess our annual corporate performance. The 2021 corporate goals aimed to incentivize performance related to the Company becoming a commercial and revenue generating company and continuing to advance its clinical development program. In addition, our people goals were established to reward our commitment to inclusiveness and equality and reflect our mission to foster diversity, equality and belonging at the Company. In setting these goals, the Compensation Committee balances the consideration of the likelihood of achievement of these corporate goals with the effectiveness of such goals in incentivizing our NEOs’ performance. The relative weightings of the 2021 corporate goals are based upon our assessment of the importance of each goal in creating long-term value for the Company and our stockholders.
In early 2022, our Compensation Committee reviewed our 2021 performance and approved the extent to which we achieved each of our corporate goals based on our achievements, as described in the table above, which resulted in an overall 2021 corporate goal achievement of 85.9%, which was the sum of the weight of each corporate goal, multiplied by the performance achievement assigned to such goal by the Compensation Committee based on the actual results during 2021. As a result, the portion of the bonus each NEO was eligible to earn that related to corporate goal achievement was 85.9%.
Individual Performance
In early 2022, our Compensation Committee evaluated Mr. Schilke, Mr. Sjuts, Dr. Joshi and Mr. Rankin to determine the individual performance factor payouts as follows:
•Tobin C. Schilke: our Compensation Committee approved an individual performance factor payout of 100% for Mr. Schilke based upon his management and leadership in the Company's capital allocation and cost preservation strategy, capital raising through the ATM, and the continued infrastructure build-out in the Finance and IT organizations in preparation for product launch.

•Dustin Sjuts: our Compensation Committee approved an individual performance factor payout of 100% for Mr. Sjuts based upon his management and leadership with respect to the Company's Aesthetics and Therapeutics franchises, the Fintech Platform and our commercialization strategy and productivity related to the overachievement of RHA sales and the continued build out of talent in the commercial organization.

•Abhay Joshi, Ph.D.: our Compensation Committee approved an individual performance factor payout of 80% for Dr. Joshi based upon his oversight related to the regulatory process with respect to DAXI approval and coordination of subsequent activities and responses to the FDA.

•Aubrey Rankin: our Compensation Committee approved an individual performance factor payout of 100% for Mr. Rankin in accordance with the terms of the Rankin Separation Agreement (as defined below). For more information on the terms of the Rankin Separation Agreement, see below under “Potential Payments upon Termination or Change in Control.”

Amounts Earned
In February 2022, the Compensation Committee awarded each of our NEOs the performance bonuses in the amounts reflected in the table below. Mr. Foley’s bonus solely reflected our corporate goal achievement of 85.90%; each of the other NEO bonuses reflected our corporate goal achievement of 85.9%, weighted at 75% of total actual bonus, and individual performance achievement of 80% for Mr. Joshi and 100% for Messrs. Schilke, Sjuts and Rankin, weighted at 25% of total actual bonus. In addition, the Compensation Committee exercised its discretion to reduce Mr. Joshi’s bonus downward.

Name	Annual Target Bonus	Actual Bonus
Mark J. Foley	$495,000	$425,700
Tobin C. Schilke	$214,901	$192,336
Dustin Sjuts*	$224,903	$200,908
Abhay Joshi, Ph.D.	$285,865	$154,081
Aubrey Rankin	$177,750	$159,086
*    Mr. Sjuts' target bonus percentage was increased to 60% in November 2021 in connection with his promotion to President. Mr. Sjuts remained eligible to receive a target bonus of 50% of his original 2021 annual base salary for the portion of calendar year 2021 that elapsed prior to his promotion and a 60% target bonus for the portion of the calendar year following his promotion.

Forfeiture of Potential Additional Performance Bonus from 2020
In 2020, the FDA deferred its action on our BLA for DAXI for the treatment of glabellar lines because it was unable to conduct an inspection of our manufacturing facility due to COVID-19 related travel restrictions (the “FDA COVID Delay”). As a result of the FDA COVID Delay, it was impossible for us to achieve one of the corporate performance goals in our 2020 Management Bonus Plan, achievement of regulatory approval with respect to DAXI in glabellar lines (the “BLA Goal”). As described in our 2021 proxy statement, the Compensation Committee determined that our executives, including each of our NEOs for 2021, would remain eligible to receive payment for achievement of the BLA Goal, in an amount equal to 45% of each such NEO’s 2021 target bonus related to the achievement of corporate goals, which equated to an opportunity of $219,375 for Mr. Foley, $63,996 for Mr. Schilke, $63,028 for Mr. Sjuts, $95,524 for Dr. Joshi and $26,462 for Mr. Rankin. We did not achieve the BLA Goal in 2021. Our Compensation Committee determined not to further defer the potential payout opportunity or provide any discretionary adjustment and instead each of our NEOs forfeited the opportunity to earn such bonuses.
Equity-Based Incentive Awards
2021 Annual Grants
We have historically granted equity compensation to our executive officers primarily in the form of stock options and RSAs. Beginning in late 2019, the Compensation Committee introduced PSAs in connection with Mr. Foley’s commencement of employment, and the Compensation Committee changed its general equity compensation program for our other NEOs in 2020 to include PSAs. For 2021, the Compensation Committee revised the structure of its annual equity grants to our NEOs to increase the emphasis on PSAs. Accordingly, each of our NEOs received annual 2021 equity grants consisting of a mix of stock options, RSAs and PSAs.
The Compensation Committee decided to incorporate and continue to use and emphasize PSAs to strengthen its pay for performance philosophy and in light of stockholder and institutional investor feedback. Because PSAs only vest upon achievement of key performance goals that drive our business and our stockholder value, the Compensation Committee believes that these awards increase the alignment between the interests of our executive officers and stockholders. Stock options and RSAs that vest over a multi-year period also remain an important part of our executive compensation program. The Compensation Committee views stock options as inherently performance-based compensation that automatically links executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options, is dependent upon, and directly proportionate to, appreciation in stock price. Regardless of reported value in the “Summary Compensation Table”, executives will only receive value from the stock option awards if the price of the stock increases above the price of the stock at time of grant (the exercise price), and remains above such exercise price as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price.

While the RSAs also serve as a pay-for-performance tool as the awards appreciate in value as the stock price increases, the RSAs provide more stability to equity-based incentive awards and encourage retention. RSAs vest annually over time as long as the individual remains employed with the Company. The Compensation Committee chose an award mix for the annual 2021 equity grants (based on target grant date values) consisting of approximately 60% PSAs, 20% options and 20% RSAs for Mr. Foley and 33% PSAs, 33% options and 33% RSAs for each of the other NEOs. Compared to our 2020 annual equity grants, the 2021 annual equity grant mix represented an increase in proportion of the total annual equity delivered as PSAs and a significant de-emphasis on the proportion of total annual equity delivered as options.
The annual 2021 equity grants the Compensation Committee approved for each NEO in February 2021 is reflected in the table below.

Named Executive Officer	Stock Option Grant (# of shares)	Restricted Stock Award (# of shares)	PSAs (# of shares)
Mark J. Foley	73,665	40,715	122,143
Tobin C. Schilke	40,925	22,620	22,620
Dustin Sjuts*	40,925	22,620	22,620
Abhay Joshi, Ph.D.	40,925	22,620	22,620
Aubrey Rankin	21,540	11,905	11,905
*    Mr. Sjuts received an additional RSA grant of 35,920 shares in connection with his promotion to President in November 2021 as described below.
The Compensation Committee chose each NEO’s grant level based on the amount which they felt, in their judgment, was appropriate to retain and incentivize the NEOs, while remaining reasonable within market standards and considering potential dilution of our share reserves. In making these determinations, the Compensation Committee considered each of the NEO’s current equity holdings, including vested and unvested holdings and the extent to which such holdings were “in-the-money,” the extent to which such holdings remained unvested and therefore continued to serve as a retention tool, the market data provided by Radford reflecting equity value based on approximated grant date fair value, internal equity amongst the team, individual performance, and length of service.
The number of shares underlying each 2021 equity grant was determined by, in the case of RSAs and PSAs, dividing the target grant date value by the thirty-day trailing average closing stock price of our common stock as of the date of grant and, in the case of options, by applying a Black-Scholes option pricing model using the same historical average closing price. The Compensation Committee used a historical average closing market price to determine the number of shares subject to each equity award, rather than a single day stock price on the date of grant, in order to provide a more stabilized stock value less susceptible to possible swings in the market. The Compensation Committee understands that using a historical average stock price can result in the ultimate grant date value of an award as required to be reported in the Summary Compensation Table and the Grants of Plan-Based Awards table under ASC 718 being higher or lower than the target grant value, but has considered, in consultation with Radford and determined that the process described above is the most appropriate for us at this time.
The stock options granted in 2021 vest over a four-year period, and RSAs granted in 2021 vest over a three-year period, subject to the executive officer’s continued service with us. The PSAs only vest upon achievement of a cumulative revenue goal, calculated in accordance with GAAP, adjusted to exclude revenue recognized from collaboration agreements and classified as collaboration revenue (the "Revenue Target"), measured beginning on January 1, 2021 (the “Performance Start Date”); provided the Revenue Target occurs no later than the three-year anniversary of the date of approval by the FDA of the Company's BLA for DAXI for the treatment of glabellar lines (the “Performance Deadline”), subject to the executive officer's continuous service through the confirmation date; provided that the PSAs may accelerate upon certain change in control events. The Compensation Committee chose this performance structure to incentivize Company performance over a meaningful period of time that would result in growth for the Company that would generate significant stockholder value. Each of the stock options granted to our NEOs in 2021 was underwater as of December 31, 2021 and as of our record date of March 11, 2022.
Promotion Equity Grant for Mr. Sjuts
In November 2021, the Company granted Mr. Sjuts an RSA award for 35,920 shares of our common stock in connection with his promotion to President of the Company on November 9, 2021. The promotion RSA grant vests over a three-year period, subject to Mr. Sjuts’ continued service with us. In determining the size and form of the promotion grant to Mr. Sjuts, the Compensation Committee reviewed market data for Mr. Sjuts’ new role, considered Mr. Sjuts’ individual performance and increased responsibilities and internal pay equity. The Compensation Committee felt the size of the award and delivery as an RSA that vests over time based on continued service would properly incentivize and retain Mr. Sjuts in his new role.
Performance Stock Award Forfeiture
25% of the PSAs granted to our NEOs in 2020, other than Mr. Foley, who received the PSA grant in 2019, were structured to vest upon meeting certain goals related to FDA approval of our BLA for DAXI for the treatment of glabellar lines. This goal was not achieved during 2021, and as a result each NEO who had received these awards forfeited PSAs covering the following number of shares: 215,000 shares for Mr. Foley, 11,250 shares for Mr. Schilke and 12,500 shares for each of Messrs. Sjuts and Joshi.
2022 Annual Grants, Performance Stock Awards
For 2022, the Compensation Committee revised the structure of its annual equity grants to our NEOs to further increase the proportion of equity delivered in the form of PSAs and to structure such awards as units rather than restricted shares to better align with market practices. Mr. Foley received an annual 2022 grant in February 2022 consisting of 80% PSAs and 20% options. Mr. Sjuts received annual 2022 equity grants consisting of 75% PSAs and 25% options. Mr. Schilke received annual equity 2022 grants consisting of 67% PSAs and 33% options. Dr. Joshi and Mr. Rankin did not receive equity grants for 2022. Half of the PSAs are eligible to vest following achievement of BLA approval for DAXI and the other half vests based on achievement of a meaningful stock price performance goal that is maintained on a volume weighted basis over a 90 day period.
Other Features of our Executive Compensation Program

Agreements with our NEOs
 Employment Agreements
 We have entered into employment agreements with each of our NEOs that provide for the basic terms of their employment, including base salary, performance bonus opportunity and equity grants, as well as certain severance and change of control benefits. Each of our NEOs is employed at will and may be terminated at any time for any reason.
Severance and Change in Control Benefits
Regardless of the manner in which a NEO’s service terminates, the NEO is entitled to receive amounts earned during his or her term of service, including salary and any unused vacation accrual. Under our employment agreements, each of our NEOs is eligible to receive severance benefits pursuant to the terms of our Executive Severance Benefit Plan (the "Severance Benefit Plan"). We do not provide any tax gross ups in connection with severance or change in control transactions, nor are any of our NEOs entitled to “single trigger” cash payments upon a change in control without a termination event. The Severance Benefit Plan provides for “double trigger” vesting, such that 100% of the shares subject to outstanding stock awards vest upon a termination without Cause (as defined in the Severance Benefit Plan) or a resignation for Good Reason (as defined in the Severance Benefit Plan) within twelve months following a change in control. Additionally, our time-vesting equity award agreements provide for single trigger acceleration of vesting in the event of a change in control, but only to the extent that the acquiring company refuses to continue, assume or substitute such awards. Our Compensation Committee periodically reviews the severance and change in control benefits that we provide, including by reference to market data, to ensure that the benefits remain appropriately structured and at reasonable levels.
The Compensation Committee believes that the severance protection benefits we offer are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty. A more detailed description of the Severance Benefit Plan and each of our NEO benefit levels thereunder is provided below under “Potential Payments upon Termination or Change in Control.”
In addition, each of our NEOs holds equity awards under our equity incentive plans that were granted subject to our form of award agreements. PSAs granted in 2019 for Mr. Foley and 2020 for the other NEOs provide for vesting acceleration if we achieve the stock price performance goals specified in the PSA as a result of the change in control.

Separation and Consulting Agreement with Mr. Rankin. We entered into a separation and consulting agreement with Mr. Rankin in connection with his cessation of employment with us, effective December 31, 2021 (the “Rankin Separation Agreement”). Pursuant to the Rankin Separation Agreement, Mr. Rankin received the following benefits pursuant to the terms of our Severance Benefit Plan: severance in the form of monthly cash payments of continued base salary for nine months and continued COBRA premium payments for nine months. All severance benefits were contingent upon Mr. Rankin executing an effective release and waiver of claims against us as well as complying with certain other post-termination obligations to us. In addition, pursuant to the terms of the separation and consulting agreement, effective beginning January 1, 2022, Mr. Rankin will provide consulting services to the Company until August 31, 2023, unless terminated earlier (the “Rankin Consulting Period”). The Rankin Separation Agreement provides for monthly consulting fees, payment of his 2021 annual bonus reflecting an individual achievement level at target and the corporate achievement level determined by the Board, lapse of the sale and transfer restrictions associated with certain shares of our stock held by Mr. Rankin, 100% acceleration of all outstanding equity awards granted under the Hint, Inc. 2017 Equity Incentive Plan (the "Hint Plan") as of December 31, 2021, and continued vesting of outstanding equity awards granted under the Company's 2014 Equity Incentive Plan (the "2014 Plan") and the Company's 2014 Inducement Plan (the "Inducement Plan") until the end of the Rankin Consulting Period.
Separation and Consulting Agreement with Dr. Joshi. In February 2022, we entered into a separation and consulting agreement with Dr. Joshi in connection with his separation from the Company, effective March 31, 2022 (the “Joshi Separation Agreement”). Pursuant to the Joshi Separation Agreement, Dr. Joshi received the following benefits pursuant to the terms of our Severance Benefit Plan: severance in the form of monthly cash payments of continued base salary for nine months and continued COBRA premium payments for nine months. All severance benefits were contingent upon Dr. Joshi executing an effective release and waiver of claims against us as well as complying with certain other post-termination obligations to us. In addition, pursuant to the terms of the Joshi Separation Agreement, effective beginning April 1, 2022, Dr. Joshi will provide consulting services to the Company until June 30, 2023, unless terminated earlier (the “Joshi Consulting Period”). During the Joshi Consulting Period, Dr. Joshi is eligible to receive monthly consulting fees, and Dr. Joshi’s outstanding equity awards will continue to be eligible to vest during the Joshi Consulting Period (subject to earlier expiration in accordance with the terms of such awards and potential acceleration upon certain change in control events).
Employee Benefit Plans
We sponsor a 401(k) retirement plan in which our NEOs participate on the same basis as our other U.S. employees. In 2021, we provided matching contributions equal to (i) 100% of employee contributions for the first 3% of an employee’s earnings and (ii) 50% of employee contributions for the next 2% of an employee’s earnings. All matching effective during 2021 is immediately fully vested.
Pension Benefits
We do not maintain a defined benefit pension plan for any of our employees.
Nonqualified Deferred Compensation
We do not maintain a plan providing non-qualified deferred compensation for any of our employees.
Other Benefits
We generally do not offer perquisites or personal benefits to our NEOs, although we may from time to time provide reasonable relocation, signing bonuses, retention bonuses, or other benefits to our NEOs as our Compensation Committee determines appropriate.
In 2021, we paid Mr. Sjuts a grossed-up monthly car allowance pursuant to the terms of his employment agreement, as reported in the “Summary Compensation Table.” We provided a car allowance for Mr. Sjuts because of the travel required for his position. In January 2021, we moved our global headquarters from Newark, California, to Nashville, Tennessee. In connection with that move we required Messrs. Sjuts and Foley to relocate to Tennessee. As a result, our Compensation Committee approved relocation benefits for the actual costs associated with such relocation, including selling and buying a house and for Mr. Foley, a monthly stipend of $7,000 for temporary housing prior to his permanent relocation to Nashville. The amount of relocation benefits we provided to Messrs. Sjuts and Foley in 2021 are reported in the “Other Compensation” column of the “Summary Compensation Table.” Both the relocation reimbursements and the monthly stipend for temporary housing paid to Messrs. Sjuts and Foley are subject to repayment if the executive leaves within 18 months of receipt (24 months, in the case of Mr. Foley’s monthly stipend), provided that no repayment will be required in the event of a change in control of the Company within this timeframe. The reimbursement for actual relocation costs incurred, but not the housing stipend for Mr. Foley, were grossed up to make the payments tax-neutral for Messrs. Sjuts and Foley. The Compensation Committee determined that such benefits, including the gross-up payment, were reasonable, necessary and appropriate in order to induce Mr. Sjuts and Mr. Foley to relocate to our new global headquarters.
Stock Ownership Guidelines
Based upon stockholder feedback, effective July 1, 2020, the Compensation Committee adopted Stock Ownership Guidelines to align the interests of our executive officers and directors with the interests of the Company's stockholders and to further promote the Company's commitment to sound corporate governance. The guidelines call for the achievement and maintenance of equity ownership with the following total values: 3X base salary for the CEO; 1X base salary for all other executive officers and 3X annual cash retainers for independent directors (excluding cash retainers for Board committee service). Each executive officer and director is required to meet the minimum stock ownership guidelines within five years of becoming subject to the guidelines. As of December 31, 2021, all participants are still within the five-year timeframe for compliance; however, all of our NEOs and directors met the stock ownership guidelines, except for Ms. Kolaja and Ms. Ware, who joined the Board in March 2021.
Clawback Policy
In December 2020, the Compensation Committee adopted our Clawback Policy pursuant to which the Company may recoup certain compensation from the Company’s executive officers in the event of fraud or willful misconduct. The Clawback Policy provides that the Company can recoup from executive officers any cash or equity-based incentive compensation that an executive office was granted, earned, paid or that became vested during the prior 12 months in the event that there is a material restatement of financial results due to fraud or willful misconduct of the executive officer from whom recoupment is sought. The Board or an appropriate committee thereof has discretion to determine whether and to what extent to seek recoupment based on specific facts and circumstances. We intend to amend our Clawback Policy as soon as, and to the extent that, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act require once such clawbacks are finalized by the SEC.
Additionally, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.
Accounting and Tax Considerations
We account and recognize share-based compensation expense in accordance with ASC 718, Compensation - Stock Compensation. We measure our stock-based awards using the estimated grant-date fair values. For stock options issued and for shares purchased under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”), fair values are determined using the Black-Scholes option pricing model. For RSAs including PSAs subject to performance-based vesting conditions, the grant-date fair values are determined using the closing price of our common stock on the grant date. For PSAs subject to market-based vesting conditions, fair values are determined using the Monte-Carlo simulation model.
The fair value of stock-based awards is recognized as compensation expense over the requisite service period (generally the vesting period). For PSAs not subject to market-based vesting conditions, the value of the stock-based awards is recognized as compensation expense when the performance condition is probable of achievement. Forfeitures are recognized when they occur. The accounting impact of our compensation programs are one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs.
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the NEOs in a manner consistent with the goals of our executive compensation program and the best interests of our Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
 Risk Assessment Concerning Compensation Practices and Policies
With the assistance of the Compensation Committee’s compensation consultant and the Company’s outside counsel, the Compensation Committee annually reviews the Company’s compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors), and long-term compensation (in the form of stock options, RSAs and PSAs) prevents undue focus on short-term results and helps align the interests of the Company’s executive officers with the interests of our stockholders. In addition, the Insider Trading Policy and prohibition against hedging and pledging in Company stock protects against short-term decision making.
Conclusion
It is the opinion of the Compensation Committee that the compensation policies and elements described above provide the necessary incentives to properly align our executive officers’ performance with the interests of our stockholders while maintaining equitable and competitive executive compensation practices that enable us to attract and retain the highest caliber of executive officers.
Report of the Compensation Committee of the Board
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Ms. Jill Beraud
Ms. Carey O'Connor Kolaja
Mr. Angus C. Russell
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10‑K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth all of the compensation awarded to, earned by, or paid to each of the NEOs for their services rendered for the years ended December 31, 2021, 2020, and 2019.

Name and Principal Position(s)	Fiscal Year	Salary	Bonus	Stock Awards (1)		Option Awards (2)		Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Mark J. Foley	2021	$660,000	$—	$4,561,652		$1,141,226		$425,700	$317,338	$7,105,916
CEO	2020	$650,000	$—	$7,794,350		$—		$328,331	$8,255	$8,780,936
	2019	$189,764	$150,000	$11,728,370		$5,112,573		$—	$9,723	$17,190,430

Tobin C. Schilke	2021	$429,802	$—	$1,267,172		$634,014		$192,336	$11,470	$2,534,794
Chief Financial Officer	2020	$407,126	$25,000	$86,150		$299,781		$178,123	$11,078	$1,007,258
	2019	$64,644	$25,000	$449,280		$1,434,350		$—	$233	$1,973,507

Dustin Sjuts	2021	$434,805	$—	$1,767,178	(5)	$634,014		$200,908	$193,506	$3,230,411
President	2020	$415,000	$—	$1,294,250		$1,306,320		$141,020	$66,242	$3,222,832
	2019	$378,333	$50,000	$43,075		$99,927		$183,902	$45,786	$801,023

Abhay Joshi, Ph.D.	2021	$519,754	$—	$1,267,172		$634,014		$154,081	$11,738	$2,586,759
Chief Operating Officer, President of R&D and Product Operations	2020	$514,608	$—	$1,405,850		$1,913,759		$213,726	$11,731	$4,059,674
	2019	$485,479	$—	$271,373		$939,314		$204,211	$9,520	$1,909,897

Aubrey Rankin	2021	$395,000	$—	$1,432,424	(6)	$669,632	(7)	$159,086	$327,149	$2,983,291
Former President, Innovation & Technology

(1)The dollar amounts in this column represent the aggregated grant date fair value of all RSAs and PSAs granted during the indicated year. These amounts have been calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our FY2021 10-K. With respect to the PSAs granted during 2021, the aggregate grant date fair value is based on the then-probable outcome of the applicable performance conditions. The grant date fair value of the PSAs granted in 2021, assuming achievement of the maximum level of performance under the applicable performance conditions (and excluding the incremental fair value recognized from the modification of Mr. Rankin's RSAs) would have been as follows:

Name	Grant Date Fair Value Assuming Maximum Performance
Mark J. Foley	$3,421,225
Tobin C. Schilke	$633,586
Dustin Sjuts	$633,586
Abhay Joshi, Ph.D.	$633,586
Aubrey Rankin	$333,459

(2)The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the indicated year. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our FY2021 10-K. These amounts do not necessarily correspond to the actual value that may be recognized from the stock options by the NEOs.
(3)Amounts shown in this column represent cash bonus awards earned by our NEOs under our 2021 Management Bonus Plan. Such bonuses are tied to achievement against clinical, regulatory, commercial and financial goals, with payouts determined after the close of the year and primarily based on our level of achievement against those goals. Payouts occur in the first quarter following the end of the applicable year.
(4)The table below shows the components of “All Other Compensation” for each of our NEOs.

Fiscal Year 2021 All Other Compensation Table

Name	Retirement Plan Contributions (A)	Insurance Premiums (B)	Other		Total
Mark J. Foley	$5,500	$2,838	$309,000	(C)	$317,338
Tobin C. Schilke	$10,121	$1,350	$—		$11,470
Dustin Sjuts	$5,641	$687	$187,178	(D)	$193,506
Abhay Joshi, Ph.D.	$8,900	$2,838	$—		$11,738
Aubrey Rankin	$9,524	$990	$316,635	(E)	$327,149

(A)    Represents Company matching contributions to the accounts of our NEOs in the Company’s 401(k) plan.
(B)    Represents life insurance policy premiums paid by the Company on behalf of our NEOs.
(C)    Represents relocation costs, which include reimbursement of $84,000 for a monthly housing stipend, $136,463 for relocation expenses and gross-up reimbursement of $88,537.
(D)    Represents car allowance costs of $15,000 and gross-up reimbursement of $1,357 and relocation costs, which include reimbursement of $117,955 relocation expenses and gross-up reimbursement of $52,866.

(E)     Represents $296,250 in accrued severance payments, representing nine months of base salary, and $20,385 of COBRA premiums pursuant to the Rankin Separation Agreement.
(5)    Mr. Sjuts’ stock awards represent (i) an aggregate grant date fair value of $500,006 with respect to the time based RSAs granted in November 2021 in connection with his promotion to President; (ii) an aggregate grant date fair value of $633,586 with respect to time based RSAs granted in February 2021; and (iii) an aggregate grant date fair value of $633,586 with respect to PSAs granted in February 2021, determined in accordance with ASC 718 based on the then-probable outcome of the applicable performance conditions.
(6)    Mr. Rankin's stock awards represent (i) an aggregate grant date fair value of $333,459 with respect to time based RSAs granted in February 2021; (ii) an aggregate grant date fair value of $333,459 with respect to PSAs granted in February 2021 in accordance with ASC 718 based on the then-probable outcome of the applicable performance conditions; and (iii) the incremental fair value of $765,506, computed in accordance with ASC 718, associated with the modification of RSAs granted to Mr. Rankin in February 2021 and July 2020 pursuant to the Rankin Separation Agreement, which modified the vesting period of the RSAs to continue vesting until the end of the Rankin Consulting Period.
(7)    Mr. Rankin's option awards represent (i) an aggregate grant date fair value of $333,700 with respect to the options granted in February 2021 and (ii) an incremental fair value of $335,932, computed in accordance with ASC 718, associated with the acceleration of the options granted in February 2021 under the 2014 Plan and the options granted under the Hint Plan prior to the acquisition of Hint, Inc. (the "HintMD Acquisition") pursuant to the Rankin Separation Agreement.

GRANTS OF PLAN-BASED AWARDS
The following table presents, for each of the NEOs, certain information regarding grants of plan-based awards made for the year ended December 31, 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type	Grant Date or Modification Date	Target (1)		Target (2)	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price Per Share of Option Awards	Total Grant Date Fair Value of Stock and Option Awards (3)
Mark J. Foley	RSA	2/2/2021	—		—	40,715	(4)	—		—	$1,140,427
CEO	PSA	2/2/2021	—		122,143	—		—		—	$3,421,225
	Option Grant	2/2/2021	—		—	—		73,665	(5)	$28.01	$1,141,226
	Cash Bonus	—	$495,000		—	—		—		—	—

Tobin C. Schilke	RSA	2/2/2021	—		—	22,620	(4)	—		—	$633,586
Chief Financial Officer	PSA	2/2/2021	—		22,620	—		—		—	$633,586
	Option Grant	2/2/2021	—		—	—		40,925	(5)	$28.01	$634,014
	Cash Bonus	—	$214,901		—	—		—		—	—

Dustin Sjuts	RSA	2/2/2021	—		—	22,620	(4)	—		—	$633,586
President	RSA	11/9/2021	—		—	35,920	(6)	—		—	$500,006
	PSA	2/2/2021	—		22,620	—		—		—	$633,586
	Option Grant	2/2/2021	—		—	—		40,925	(5)	$28.01	$634,014
	Cash Bonus	—	$224,903	(7)	—	—		—		—	—

Abhay Joshi, Ph.D.	RSA	2/2/2021	—		—	22,620	(4)	—		—	$633,586
Chief Operating Officer, President of R&D and Product Operations	PSA	2/2/2021	—		22,620	—		—		—	$633,586
	Option Grant	2/2/2021	—		—	—		40,925	(5)	$28.01	$634,014
	Cash Bonus	—	$285,865		—	—		—		—	—

Aubrey Rankin	RSA	2/2/2021	—		—	11,905	(4)	—		—	$333,459
Former President, Innovation & Technology	PSA	2/2/2021	—		11,905	—		—		—	$333,459
	Option Grant	2/2/2021	—		—	—		21,540	(5)	$28.01	$333,700
	Cash Bonus	—	$177,750		—	—		—		—	—
	Modified RSA	12/31/2021	—		—	11,905	(7)	—		—	$194,290	(7)
	Modified RSA	12/31/2021	—		—	42,938	(8)	—		—	$700,748	(8)
	Modified Option	12/31/2021	—		—	—		15,877	(9)	$2.54	$225,396	(9)
	Modified Option	12/31/2021	—		—	—		4,619	(10)	$2.54	$65,122	(10)
	Modified Option	12/31/2021	—		—	—		17,053	(11)	$28.01	$45,414	(11)

(1)This column sets forth the target cash bonus amount for each NEO for the year ended December 31, 2021 under the 2021 Management Bonus Plan. There is no threshold or maximum bonus amounts for each individual NEO established under the 2021 Management Bonus Plan. Target bonuses were set as a percentage of each NEO’s base salary earned for the year ended December 31, 2021. The dollar value of the actual bonus award earned for the year ended December 31, 2021 for each NEO is set forth in the “Summary Compensation Table.” As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the NEOs for the year ended December 31, 2021.
(2)Represents the target number of shares that may be earned pursuant to PSAs granted to certain of our NEOs in 2021. The PSAs will vest as follows, subject to the NEO providing continuous service to us through the vesting date: (i) upon the Company’s achievement of the Revenue Target, as confirmed by the Board or Compensation Committee on or before the three-year anniversary of the approval of the BLA for DAXI for the treatment of glabellar lines or (ii) upon a change in control (as defined in the 2014 Plan).
(3)Amounts shown in this column do not reflect compensation actually received or amounts that may be realized in the future by the NEOs. The amounts shown in this column reflect the aggregate grant date fair value for the Stock Options, RSAs and/or PSAs granted to our NEOs in 2021 as computed in accordance with ASC 718 and as applicable, the incremental fair value of awards modified in 2021. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our FY2021 10-K. For additional detail on the grant date fair value of the PSAs granted in 2021, assuming achievement of the maximum level of performance under the applicable performance conditions, see "Summary Compensation Table – footnote (1)" above.
(4)The RSAs vest over a three-year period, with one-third of the shares vesting each year, beginning on March 15, 2022, subject to the NEO providing continued service to us through each vesting date.
(5)The shares subject to the Stock Option vest over a four-year period, with one-forty-eighth of the shares vesting each month, commencing on March 2, 2021, subject to the NEO providing continued service to us through each vesting date.
(6)Mr. Sjuts’ RSAs vest over a three-year period, with one-third of the shares vesting each year, beginning on December 15, 2022, subject to the NEO providing continued service to us through each vesting date.
(7)Represents the unvested shares of common stock subject to Mr. Rankin's February 2021 RSA grant that were modified pursuant to the Rankin Separation Agreement and the incremental fair value, computed in accordance with ASC 718, associated with the modification of the RSAs.
(8)Represents the unvested shares of common stock subject to Mr. Rankin's July 2020 RSA grant that were modified pursuant to the Rankin Separation Agreement and the incremental fair value, computed in accordance with ASC 718, associated with the modification of the RSAs.
(9)Represents the shares of common stock subject to Mr. Rankin's May 2019 option grant that were modified to accelerate the vesting and extend the exercise period pursuant to the Rankin Separation Agreement, and the incremental fair value, computed in accordance with ASC 718, associated with the modification of the options to accelerate and extend the vesting and exercise period.
(10)Represents the shares of common stock subject to Mr. Rankin's December 2019 option grant that were modified to accelerate the vesting period and extend the exercise period pursuant to the Rankin Separation Agreement, and the incremental fair value, computed in accordance with ASC 718, associated with the modification of the options.
(11)Represents the shares of common stock subject to Mr. Rankin's February 2021 option grant that were modified by extending the vesting period and exercise period of the options pursuant to the Rankin Separation Agreement, and the incremental fair value, computed in accordance with ASC 718, associated with the modification of the options.

OUTSTANDING EQUITY AWARDS
The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2021.

	Option Awards						Stock Awards
	Grant Date		Number of Shares of Common Stock Underlying Unexercised Stock Options Exercisable Shares (#)	Number of Shares of Common Stock Underlying Unexercised Stock Options Unexercisable Shares (#)	Option Exercise Price per Share	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark J. Foley	9/5/2017		12,000	—	$24.55	9/4/2027	—	—	—	$—
CEO	5/10/2018		6,000	—	$29.15	5/9/2028	—	—	—	$—
	5/9/2019		9,000	—	$12.82	5/8/2029	—	—	—	$—
	10/13/2019	(1)	400,833	339,167	$12.18	10/12/2029	—	—	—	$—
	2/2/2021	(2)	15,346	58,319	$28.01	2/1/2031	—	—	—	$—
	10/13/2019	(3)	—	—	$—	—	—	—	344,000	$5,614,080
	2/2/2021	(4)	—	—	$—	—	—	—	122,143	$1,993,374
	10/13/2019	(5)	—	—	$—	—	66,667	$1,088,005	—	$—
	1/23/2020	(5)	—	—	$—	—	66,667	$1,088,005	—	$—
	2/2/2021	(5)	—	—	$—	—	40,715	$664,469	—	$—

Tobin C. Schilke	11/5/2018	(1)	77,083	22,917	$24.96	11/4/2028	—	—	—	$—
Chief Financial Officer	1/24/2019	(2)	21,875	8,125	$17.23	1/23/2029	—	—	—	$—
	1/23/2020	(2)	22,343	75,157	$22.32	1/22/2030	—	—	—	$—
	2/2/2021	(2)	8,526	32,399	$28.01	2/1/2031	—	—	—	$—
	1/23/2020	(3)	—	—	$—	—	—	—	18,000	$293,760
	2/2/2021	(4)	—	—	$—	—	—	—	22,620	$369,158
	11/5/2018	(6)	—	—	$—	—	4,500	$73,440	—	$—
	1/24/2019	(5)	—	—	$—	—	1,667	$27,205	—	$—
	1/23/2020	(5)	—	—	$—	—	11,000	$179,520	—	$—
	2/2/2021	(5)	—	—	$—	—	22,620	$369,158	—	$—

Dustin Sjuts	3/1/2018	(1)	26,251	1,749	$29.85	2/28/2028	—	—	—	$—
President	11/5/2018	(2)	23,125	6,875	$24.96	11/4/2028	—	—	—	$—
	1/24/2019	(2)	7,290	2,710	$17.23	1/23/2029	—	—	—	$—
	1/23/2020	(2)	47,916	52,084	$22.32	1/22/2030	—	—	—	$—
	2/2/2021	(2)	8,526	32,399	$28.01	2/1/2031	—	—	—	$—

	1/23/2020	(3)	—	—	$—	—		—		—	20,000		$326,400
	2/2/2021	(4)	—	—	$—	—		—		—	22,620		$369,158
	3/1/2018	(6)	—	—	$—	—		1,250		$20,400	—		$—
	1/24/2019	(5)	—	—	$—	—		834		$13,611	—		$—
	1/23/2020	(5)	—	—	$—	—		13,334		$217,611	—		$—
	2/2/2021	(5)	—	—	$—	—		22,620		$369,158	—		$—
	11/9/2021		—	—	$—	—		35,920		$586,214	—		$—

Abhay Joshi, Ph.D.	12/14/2015	(1)	206,250	—	$36.32	12/13/2025		—		—	—		$—
Chief Operating Officer, President of R&D and Product Operations	1/26/2017	(2)	79,000	—	$19.70	1/25/2027		—		—	—		$—
	2/8/2018	(2)	67,563	2,937	$29.15	2/7/2028		—		—	—		$—
	1/24/2019	(2)	68,541	25,459	$17.23	1/23/2029		—		—	—		$—
	1/23/2020	(2)	70,197	76,303	$22.32	1/22/2030		—		—	—		$—
	2/2/2021	(2)	8,526	32,399	$28.01	2/1/2031		—		—	—		$—
	1/23/2020	(3)	—	—	$—	—		—		—	20,000		$326,400
	2/2/2021	(4)	—	—	$—	—		—		—	22,620		$369,158
	1/24/2019	(5)	—	—	$—	—		5,250		$85,680	—		$—
	1/23/2020	(5)	—	—	$—	—		16,667		$272,005	—		$—
	2/2/2021	(5)	—	—	$—	—		22,620		369,158

Aubrey Rankin	5/14/2019	(2)	44,828	—	$2.54	5/13/2029	(7)	—		—	—		$—
Former President, Innovation & Technology	12/20/2019	(8)	8,867	—	$2.54	12/19/2029	(7)	—		—	—		$—
	2/2/2021	(2)	4,487	17,053	$28.01	2/1/2031	(7)	—		—	—		$—
	2/2/2021	(4)	—	—	$—	—		—		—	11,905	(7)	$194,290
	7/23/2020	(9)	—	—	$—	—		42,938	(7)	$700,748	—		$—
	2/2/2021	(5)	—	—	$—	—		11,905	(7)	$194,290	—		$—

(1)The shares subject to the stock options vest over a four-year period, with 25% vesting on the one-year-anniversary from the grant date, and the balance vesting each month over the remaining three-year period, subject to the NEO providing continued service to us through each vesting date.
(2)The shares subject to the stock option vest over a four-year period, with one-forty-eighth of the shares vesting each month, subject to the NEO providing continued service to us through each vesting date.
(3)The PSAs will vest as follows, subject to the NEO providing continued service to us through the vesting date: upon the earlier of the following, as confirmed by the Board or Compensation Committee on or before October 13, 2029: (a) the date that the closing share price of our common stock is at least $40 per share and remains at or above $40 per share during any 90 consecutive trading-day period on a volume-weighted average price basis; or (b) upon a change in control (as defined in the 2014 Plan) in which the purchase price of our common stock is at or above $40 per share.
(4)The PSAs will vest as follows, subject to the NEO providing continuous service to us through the vesting date: (a) upon the Company’s achievement of the Revenue Target, as confirmed by the Board or Compensation Committee on or before the three-year anniversary of the approval of the BLA for DAXI for the treatment of glabellar lines or (b) upon a change in control (as defined in the 2014 Plan).
(5)The shares subject to the RSA vest over a three-year period, with one-third of the shares vesting each year, subject to the NEO providing continued service to us through each vesting date.
(6)The shares subject to the RSA vest over a four-year period, with one-fourth of the shares vesting each year, subject to the NEO providing continued service to us through each vesting date.
(7)The Rankin Separation Agreement provides for 100% acceleration of all outstanding equity awards granted under the Hint Plan as of December 31, 2021, and continued vesting of outstanding equity award granted under the 2014 Plan and Inducement Plan until the end of the Rankin Consulting Period. Mr. Rankin's options are exercisable until the date that is three months after the end of the Rankin Consulting Period (subject to earlier expiration in accordance with the terms of such awards).
(8)The shares subject to the stock options vest over a four-year period, with 25% vesting on the one-year anniversary of the vesting commencement date of January 1, 2020, and the balance vesting each month over the remaining three-year period, subject to the NEO providing continued service to us through each vesting date.
(9)The shares subject to the RSA vest over a three year period, with 25% vesting on the first anniversary of the vesting commencement date of August 15, 2020, 25% vesting on the second anniversary of the vesting commencement date, and 50% vesting on the third anniversary of the vesting commencement date, subject to the NEO providing continued service to us through each vesting date.

OPTION EXERCISES AND STOCK VESTED
The following table includes certain information with respect to stock options exercised and RSAs and PSAs that vested during the year ended December 31, 2021.

	Options Awards		Stock Awards
Name	Number of Shares of Common Stock Acquired on Exercise	Value Realized on Exercise	Number of Shares of Common Stock Acquired on Vesting	Value Realized on Vesting (1)
Mark J. Foley	—	$—	133,334	$3,077,349
Tobin C. Schilke	—	$—	11,667	$279,268
Dustin Sjuts	—	$—	10,416	$278,985
Abhay Joshi, Ph.D.	—	$—	17,500	$502,118
Aubrey Rankin	—	$—	14,313	$372,424
(1)    Amount reflects the product of the fair market value of our common stock on the applicable vesting date multiplied by the number of shares subject to RSAs and/or PSAs that vested and does not necessarily reflect proceeds actually received by the NEOs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Severance Benefit Plan
Each of our NEOs are participants under our Severance Benefit Plan, which provides severance benefits in the event of certain qualifying terminations of employment, subject to the executive’s execution of a waiver and release of claims in favor of the Company and the existence of a proprietary information and inventions agreement between the executive and the Company.
Under our Severance Benefit Plan, upon an involuntary termination of a participant other than for “Cause” (as defined in the Severance Benefit Plan), and where such termination is not in connection with or within 12 months following a change in control, the benefits provided under the Severance Benefit Plan consist of: (i) monthly cash payments (A) in an amount equal to 18 times the officer’s monthly base salary, in the case of our CEO, and (B) in an amount equal to nine times the officer’s monthly base salary, in the case of our other NEOs; and (ii) payment by the Company of COBRA premiums for the participant and his eligible dependents for a period of up to 18 months in the case of our CEO, and up to nine months in the case of the other NEOs.
In connection with or for a period of 12 months following a change in control, upon an involuntary termination of a participant for any reason other than cause, or the participant resigns for “Good Reason” (as defined in the Severance Benefit Plan), then the benefits provided by the Severance Benefit Plan will consist of: (i) a lump sum payment equal to the sum of the participant’s monthly base salary and monthly annual target bonus, multiplied by 24 in the case of our CEO, and by 12 in the case of the other NEOs; (ii) payment of COBRA premiums for the NEO and his or her eligible dependents for a period of up to 24 months in the case of our CEO, and up to 12 months in the case of the other NEOs; and (iii) accelerated vesting of all unvested stock options and other stock awards then held by the NEO.
Under the Severance Benefit Plan, a “change of control” is defined the same way it is under the 2014 Plan. If any of the benefits provided under the Severance Benefit Plan would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such that the payments would become subject to the excise tax imposed by Section 4999 of the Code, then the payments will either be paid in full to the participant, or reduced so that no portion of such benefits will be subject to the excise tax, whichever provides the greater after-tax benefit to the participant.
A NEO’s right to receive payment of benefits under the plan will immediately terminate if, at any time prior to or during the period the NEO is receiving such benefits, the NEO (i) willfully breaches a material provision of the executive’s proprietary information and inventions agreement with the Company or any obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition set forth in any other agreement between the executive and the Company, (ii) encourages or solicits any of our then-current employees to leave our employ for any reason or otherwise interferes in our employment relationships with our then-current employees or (iii) interferes in any of our existing business relationships, in each case of (i), (ii) or (iii) without the prior written approval of the Company.
The Severance Benefit Plan provides for “double trigger” vesting, such that 100% of the shares subject to outstanding stock awards vest upon a termination without Cause (as defined in the Severance Benefit Plan) or a resignation for Good Reason (as defined in the Severance Benefit Plan) within twelve months following a change in control.
Equity Awards
Our time-vesting equity award agreements provide for acceleration of vesting in the event of a change in control, if and to the extent that the acquiring company refuses to continue, assume or substitute such awards.
In addition to the Severance Benefit Plan, the NEO’s PSAs granted in 2019 for Mr. Foley and 2020 for all other NEOs provides for full vesting acceleration in the event of a change in control as follows: the shares will vest upon a change in control that occurs on or before October 13, 2029 in which the purchase price of our common stock is at or above $40 per share, with all per share prices to be adjusted for any stock splits, recapitalizations and the like. The NEOs' PSAs granted in 2021 provides for full vesting acceleration in the event of a change in control that occurs prior to the three-year anniversary of the approval of the BLA for DAXI.

Potential Payments Upon Termination or Change-in-Control
The following table shows the potential payments upon termination of employment or a change in control for the NEOs. Except as otherwise indicated below, the table assumes that the triggering event took place on December 31, 2021.

Name	Benefit	Involuntary Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control ($)	Involuntary Termination Without Cause Not in Connection with a Change in Control ($)	Certain Change of Control Transactions without Termination ($)(1)
Mark J. Foley	Severance Payments	$2,310,000	$990,000	$—
CEO	Vesting Acceleration (2)	$11,852,085	$—	$11,852,085
	COBRA Payments	$52,762	$26,381	$—
	Benefit Total	$14,214,847	$1,016,381	$11,852,085

Tobin C. Schilke	Severance Payments	$644,704	$322,352	$—
Chief Financial Officer	Vesting Acceleration (2)	$1,312,242	$—	$1,312,242
	COBRA Payments	$17,060	$12,795	$—
	Benefit Total	$1,974,006	$335,147	$1,312,242

Dustin Sjuts	Severance Payments	$800,000	$375,000	$—
President	Vesting Acceleration (2)	$1,902,553	$—	$1,902,553
	COBRA Payments	$9,534	$7,150	$—
	Benefit Total	$2,712,087	$382,151	$1,902,553

Abhay Joshi, Ph.D.(3)	Severance Payments	$805,619	$389,816	$—
Chief Operating Officer, President of R&D and Product Operations	Vesting Acceleration (2)	$1,422,402	$—	$1,422,402
	COBRA Payments	$26,381	$19,786	$—
	Benefit Total	$2,254,402	$409,601	$1,422,402

Aubrey Rankin (4)	Severance Payments	$572,750	$455,336	$—
Former President, Innovation & Technology	Vesting Acceleration (2)	$1,128,496	$282,435	$1,128,496
	COBRA Payments	$20,385	$20,385	$—
	Benefit Total	$1,721,631	$758,156	$1,128,496

(1)In the event of a change of control, if our successor does not agree to assume the existing equity plans or to substitute equivalent awards or rights for the stock options or RSAs, then the vesting of the unvested stock options and RSAs shall accelerate in full, effective immediately prior to a change of control. Assumes all outstanding PSAs subject to the $40 stock price goal vests upon the change of control and all PSAs subject to the Revenue Target accelerate in full upon the change of control.
(2)Assumes that the triggering event occurred on December 31, 2021, when the closing sale price per share of our common stock was $16.32. The amount of the vesting acceleration is determined by: (i) aggregating for all accelerated stock options, the amount equal to the excess, if any, of $16.32 over the relevant exercise price of the stock option, multiplied by the number of shares underlying unvested stock options at such exercise price as of December 31, 2021; and (ii) aggregating for all accelerated RSAs and PSAs, the amount equal to $16.32 multiplied by the number of shares underlying the unvested RSAs and PSAs that are accelerated pursuant to the terms of the relevant award. There can be no assurance that a similar triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at a time when our closing sale price is different.
(3)For a discussion of severance benefits received in connection with Dr. Joshi's transition from the Company, effective March 31, 2022, see "Compensation Discussion & Analysis—Other Features of Our Executive Compensation

Program—Agreements with our NEOs—Severance and Change in Control Benefits." Pursuant to the Joshi Separation Agreement, Mr. Joshi will receive $389,816 in severance payments and $19,786 of COBRA premiums.
(4)For a discussion of severance benefits received in connection with Mr. Rankin's transition from the Company, which was effective December 31, 2021, see "Compensation Discussion & Analysis—Other Features of Our Executive Compensation Program—Agreements with our NEOs—Severance and Change in Control Benefits."

CEO PAY RATIO
Set forth below is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, to the median of the annual total compensation of our other employees for 2021.
The annual total compensation for 2021 for our CEO, Mr. Foley, was $7,105,916, as reported in the Summary Compensation Table. The annual total compensation for 2021 for our median employee, identified as discussed below, was $248,326, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2021, the ratio of the annual total compensation of Mr. Foley, our CEO, to the median of the annual total compensation of our other employees was approximately 29 to 1.
To determine our total population of employees, we included all full-time, part-time, regular and temporary employees as of October 13, 2021. To identify our 2021 median employee from our employee population, we calculated the annual target amount of each employee’s (other than Mr. Foley) 2021 base salary using a reasonable estimate of the hours worked and no overtime for hourly employees and bonus or commission, as applicable, plus the aggregate grant date fair value of equity awards granted in 2021 as our compensation measure that we consistently applied to all employees. For purposes of base salaries, bonuses and commissions, we used an estimate based on the rates in effect on October 13, 2021. In making this determination, we annualized the base salaries, bonuses and commissions of permanent employees who were newly hired or on unpaid leaves of absence during 2021 and thus employed by us for less than the entire calendar year. Since the originally identified median employee was a new hire during 2021 with anomalous compensation characteristics, we selected as our median employee a continuing employee whose 2021 compensation was substantially similar to that of the original median employee.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 11, 2022 by: (i) each director; (ii) each NEO; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options that are exercisable within 60 days after March 11, 2022 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs filed with the SEC. The percentage of beneficial ownership is based on 71,431,155 shares of our common stock outstanding as of March 11, 2022.
The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Revance Therapeutics, Inc., 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee 37203.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares		Percentage of Total
Named Executive Officers and Directors:
Mark J. Foley	1,401,457	(1)	1.9%
Tobin Schilke	248,894	(2)	0.3%
Dustin Sjuts	233,934	(3)	0.3%
Abhay Joshi, Ph.D.	650,634	(4)	0.9%
Aubrey Rankin	631,802	(5)	0.9%
Jill Beraud	56,564	(6)	0.1%
Julian S. Gangolli	79,064	(7)	0.1%
Carey O'Connor Kolaja	19,653	(8)	—%
Chris Nolet	56,564	(9)	0.1%
Angus C. Russell	101,464	(10)	0.1%
Philip J. Vickers, Ph.D.	98,214	(11)	0.1%
Olivia C. Ware	19,511	(12)	—%
Directors and executive officers as a group (total of 13 persons)	3,752,835	(13)	5.1%
Greater than 5% Stockholders:
Palo Alto Investors LP and affiliates	4,369,366	(14)	6.1%
Capital World Investors	3,712,000	(15)	5.2%
The Vanguard Group	3,602,297	(16)	5.0%
Entities affiliated with GIC Private Limited	4,176,080	(17)	5.8%
Entities affiliated with JPMorgan Chase & Co.	6,794,223	(18)	9.5%
Entities affiliated with BlackRock, Inc.	5,334,099	(19)	7.5%
*    Represents beneficial ownership of less than 1% of the outstanding common stock
(1)Consists of (i) 769,065 shares of common stock and 521,479 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022 and (ii) 110,913 shares of common stock held by the Mark J Foley Living Trust. Mr. Foley is a Trustee of the Mark J Foley Living Trust. Excludes 817,441 shares underlying PSAs held by Mr. Foley.
(2)Consists of 65,132 shares of common stock and 183,762 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022. Excludes 145,411 shares underlying PSAs held by Mr. Schilke.

(3)Consists of 98,958 shares of common stock and 134,976 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022. Excludes 147,411 shares underlying PSAs held by Mr. Sjuts.
(4)Consists of 123,315 shares of common stock and 527,319 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022. Excludes 42,620 shares underlying PSAs held by Mr. Joshi.
(5)Consists of (i) 95,463 shares of common stock and 60,426 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022 and (ii) 475,913 shares of common stock held by The Rankin Irrevocable Trust. Excludes 11,905 shares underlying PSAs held by Mr. Rankin.
(6) Consists of 19,013 shares of common stock and 37,551 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022.
(7)Consists of 20,513 shares of common stock and 58,551 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022.
(8)Consists of 6,968 shares of common stock and 12,685 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022.
(9)Consists of 19,013 shares of common stock and 37,551 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022.
(10)Consists of 26,913 shares of common stock and 74,551 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022.
(11)Consists of 23,663 shares of common stock and 74,551 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022.
(12)Consists of 7,082 shares of common stock and 12,429 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022.
(13)Includes shares beneficially owned by all current executive officers and directors of the Company. Consists of 1,909,728 shares of common stock and 1,843,107 shares of common stock underlying options that are exercisable within 60 days of March 11, 2022.
(14)The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 14, 2022, reporting beneficial ownership as of December 31, 2021. According to the Schedule 13G, the reporting persons beneficially own a total of 4,369,366 shares of common stock held by Palo Alto Investors LP, PAI LLC, Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun. The address for each of the foregoing entities and persons is 470 University Avenue, Palo Alto, CA 94301.
(15)The indicated ownership is based on a Schedule 13G filed with the SEC by the reporting persons on February 11, 2022, reporting beneficial ownership as of December 31, 2021. According to the Schedule 13G, the reporting persons beneficially own a total of 3,712,000 shares of common stock held by Capital World Investors ("CWI"). CWI is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc. (together with CRMC, the "investment management entities"). CWI's divisions of each of the investment management entities collectively provide investment management services under the name "Capital World Investors." The address for CWI is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(16)The indicated ownership is based on a Schedule 13G filed with the SEC by the reporting persons on February 10, 2022, reporting beneficial ownership as of December 31, 2021. According to the Schedule 13G, the reporting persons beneficially own a total of 3,602,297 shares of common stock held by The Vanguard Group and its clients. The address for The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(17)The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 8, 2022, reporting beneficial ownership as of December 31, 2021. According to the Schedule 13G/A, the reporting persons beneficially own a total of 4,176,080 shares of common stock held by GIC Private Limited ("GIC") and its clients, the Government of Singapore ("GoS") and the Monetary Authority of Singapore ("MAS"). Under the investment management agreement with GoS, GIC has been given the sole discretion to exercise the voting rights attached to, and the disposition of, any shares managed on behalf of GoS. As such, GIC has the sole power to vote and power to dispose of the 3,227,503 securities beneficially owned by it. GIC shares power to vote and dispose of 948,577 securities beneficially owned by it with MAS. The address for GIC Private Limited is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.
(18)The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on January 18, 2022, reporting beneficial ownership as of December 31, 2021. According to the Schedule 13G/A, the reporting persons beneficially own a total of 6,794,223 shares of common stock held by JPMorgan Chase & Co. and its wholly owned subsidiaries JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., J.P. Morgan Asset Management (UK) Limited, J.P. Morgan Securities LLC and J.P. Morgan Trust Company of Delaware. The address for each of the foregoing persons and entities is 383 Madison Avenue, New York, NY 10179.
(19)The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 3, 2022, reporting beneficial ownership as of December 31, 2021. According to the Schedule 13G/A, the reporting persons beneficially own a total of 5,334,099 shares of common stock held by BlackRock, Inc. and its subsidiaries: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. The address for each of the foregoing persons and entities is 55 East 52nd Street, New York, NY 10055.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	3,987,292	(2)	20.73	4,207,515	(3)
Equity compensation plans not approved by security holders:	820,994	(4)	16.27	668,749	(5)
Total	4,808,286		19.97	4,876,264
(1)The weighted average exercise price excludes RSAs and PSAs, which have no exercise price.
(2)Includes 3,961,932, 25,348 and 12 shares of common stock issuable pursuant to outstanding stock options under the 2014 Plan, the 2012 Equity Incentive Plan and the 2002 Equity Incentive Plan, respectively.
(3)Includes (i) 2,501,719 shares of common stock available for issuance under our 2014 Plan and (ii) 1,705,796 shares of common stock available for issuance under our 2014 ESPP. The number of shares of our common stock reserved for issuance under the 2014 Plan automatically increases on January 1 of each year, starting on January 1, 2015 and continuing through January 1, 2024, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares of common stock as determined by our Board. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2014 Plan is 2,000,000 shares. The number of shares of our common stock reserved under the 2014 ESPP for issuance automatically increases on January 1st each year, starting January 1, 2015 and continuing through January 1, 2024, in an amount equal to the lower of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (ii) 300,000 shares of common stock, or such lesser number of shares of common stock as determined by our Board. If a purchase right granted under our 2014 ESPP terminates without having been exercised, the shares of our common stock not purchased under such purchase right will be available for issuance under our 2014 ESPP.
(4)Includes 438,250 securities issuable pursuant to outstanding stock options under our 2014 Inducement Plan adopted exclusively for grants of awards to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The terms and conditions of the 2014 Inducement Plan and the equity awards to be granted thereunder are substantially similar to the 2014 Plan. Includes 382,744 securities issuable pursuant to outstanding stock options with a weighted-average exercise price of $2.38 under the Hint Plan and assumed by the Company pursuant to the HintMD Acquisition, which awards if cancelled, will not be reissued.
(5)Includes 668,749 shares of common stock available for issuance under our 2014 Inducement Plan.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company.
To the best of our knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except for the following forms, which were inadvertently filed late: a Form 4 for each of Mr. Sjuts, Dr. Joshi and Mr. Schilke was filed on February 19, 2021 for a February 15, 2021 transaction.
TRANSACTIONS WITH RELATED PERSONS
Related-Person Transactions Policy and Procedures
All transactions between us and our officers, directors, principal stockholders and their affiliates are subject to approval by the Audit Committee, or a similar committee consisting of entirely independent directors, according to the terms of our Related-Person Transactions Policy and Code of Conduct. For purposes of our Related-Person Transactions Policy, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries is or will be a participant and any "related person" has or will have direct or indirect material interest in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year (including any transactions requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act, as amended ("Regulation S-K"). This also includes any material amendment or modification to an existing related person transaction. A related person's interest in a transaction or arrangement shall be presumed to be material unless it is clearly immaterial in nature or magnitude, is considered to immaterial under Item 404 of Regulation S-K, or has been determined in accordance with the Related-Person Transactions Policy to be immaterial. A “related person” is any executive officer, director, director nominee or more than five percent stockholder of our Company, including any of their immediate family members, and any entity owned or controlled by such persons.
In the event that the Company proposes to enter into, or materially amend, a related-person transaction, the Company's General Counsel and Chief Financial Officer shall undertake an evaluation of the related-person transaction. If that evaluation indicates that the related-person transaction would require the approval of the Audit Committee, the General Counsel shall present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation shall include, to the extent reasonably available, a description of (a) all of the parties thereto, (b) the interests, direct or indirect, of any related person in the transaction in sufficient detail so as to enable the Audit Committee to fully assess such interests, (c) a description of the purpose of the transaction, (d) all of the material facts of the proposed related-person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, the amount of principal that would be involved, (e) the benefits to the Company of the proposed related-person transaction, (f) if applicable, the availability of other sources of comparable products or services, (g) an assessment of whether the proposed related-person transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally and (h) management's recommendation with respect to the proposed related-person transaction.
The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of our Company and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion. Under the policy, any related-person transaction, if not a related-person transaction when originally consummated, or if not initially identified as a related-person transaction prior to consummation, shall be submitted to the Audit Committee for review and ratification in accordance with the approval policies as set forth in the Related-Person Transactions Policy as soon as reasonably practicable. The Audit Committee shall consider whether to ratify and continue, amend and ratify, or terminate and rescind such related-person transaction.
Certain Related-Person Transactions
There have been no transactions since January 1, 2021 in which (i) Revance has been a participant, (ii) the amount involved exceeded or will exceed $120,000, and (iii) any of Revance’s directors, executive officers or holders of more than five percent of Revance’s capital stock, or any member of their immediate family or person sharing their household, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation.”
Indemnification Agreements. We have entered, or will enter, into an indemnification agreement with each of our directors and executive officers which provides, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Revance stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify the Company or your broker. Direct your written request to Investor Relations, Revance Therapeutics, Inc., 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203 or contact Investor Relations at (626) 589-1007. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
LEGAL MATTERS
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained herein are forward-looking statements. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. In addition, any statements that refer to our financial outlook, projected performance and capital allocation; our environmental, social, and governance initiatives; our anticipated growth; trends in markets relevant to our business; our future responses to and the effects of the COVID-19 pandemic; our ability to obtain, the process for and the timing relating to, regulatory approval with respect to DAXI for the treatment of glabellar lines; various purposes for which additional shares of our common stock may be used; statements about our business strategy, plans and prospects, timelines, and other goals; and potential benefits of our products and services are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled "Risk Factors" in our FY2021 10-K. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations. You should read this Proxy Statement with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Website References
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board
Dwight Moxie
Senior Vice President, General Counsel & Corporate Secretary
March 24, 2022
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022, is available without charge upon written request to: Secretary, Revance Therapeutics, Inc., 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203.

REVANCE®

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RVNC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68903-P65935

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REVANCE THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark J. Foley
02) Christian W. Nolet
03) Philip J. Vickers

	For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. Approval of, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D68904-P65935

REVANCE®

REVANCE THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 4, 2022 10:00 AM CT
This proxy is solicited by the Board of Directors

The Stockholder(s) hereby appoint(s) Mark J. Foley, Chief Executive Officer and Director, and Dwight Moxie, Senior Vice President, General Counsel and Corporate Secretary, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of REVANCE THERAPEUTICS, INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live audio-only webcast at 10:00 AM CT on May 4, 2022, at www.virtualshareholdermeeting.com/RVNC2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side